Exhibit 10.5

SETTLEMENT, RELEASE AND CONFIDENTIALITY AGREEMENT

This Settlement, Release and Confidentiality Agreement (the “Agreement”) is entered into on this 16th day of April, 2010, by and between CONSOL ENERGY INC., ISLAND CREEK COAL COMPANY, and CONSOLIDATION COAL COMPANY, its and their parents, subsidiaries, affiliates, successors and assigns and its and their respective officers, members, employees, managers, and directors (collectively, “CONSOL”) and CNX GAS CORPORATION, CNX GAS COMPANY LLC, and CARDINAL STATES GATHERING

COMPANY, its and their parents, subsidiaries, affiliates, successors and assigns and its and their respective officers, members, employees, managers, and directors (collectively, “CNX GAS”) and GEOMET, INC., GEOMET GATHERING COMPANY, LLC, and GEOMET OPERATING COMPANY, INC., its and their parents, subsidiaries, affiliates, successors and assigns and its and their respective officers, members, employees, managers and directors (collectively, “GeoMet”). GeoMet, CNX Gas and CONSOL may be collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, CONSOL, CNX Gas and GeoMet have various administrative and civil actions against each other which are pending before various tribunals in the State of West Virginia and the Commonwealth of Virginia which are more specifically set forth on Exhibit F attached hereto and incorporated herein (the “Litigation”); and

WHEREAS, it is the desire of the Parties to end the Litigation,

NOW, THEREFORE, for and in consideration of the mutual promises and undertakings of the Parties hereto, the Parties agree as follows:

1. Consents to Stimulate. CONSOL grants GeoMet consents to stimulate coal seams, as set forth and pursuant to the conditions set forth in the Agreement for Conditional Consent to Stimulate dated contemporaneously with this Agreement by and between CONSOL and GeoMet attached hereto as Exhibit A for all wells proposed by GeoMet to be drilled in the following units located in the Oakwood Field, Buchanan County, Virginia wherein GeoMet owns at least 50% of the unit acreage (collectively, the “GeoMet Units”):

•	A34, 35, 36, 37, 40, 41, 42, 43

•	B34, 35, 36, 39, 43, 44, 45, 46, 49, 50

•	C34, 35, 36., 37, 38, 43, 44, 45, 46, 47, 48

•	D33, 34, 35, 36, 37, 38, 43, 44, 45, 46

•	E33,34,35,36,37,43,44,45

•	F33,34,35,36,37,38,44

•	WWW4O

•	XXX41,42

•	YYY34, 35, 36, 37, 41,42

•	ZZZ35,36,37,39,40,41

2. Statements of No Objection. CONSOL will provide GeoMet with an executed Statement of No Objection for each location that GeoMet proposes to drill in the GeoMet Units in the form attached hereto as Exhibit B within thirty days of its receipt of the form properly completed by GeoMet. If any coal owner or coal operator not affiliated with CONSOL objects to a proposed drilling location for a vertical well on any of the GeoMet Units, and CONSOL does not have a bona fide mine plan for the mining of such coal within five years of the date of such objection, CONSOL will agree to an amended well location that accommodates such other coal owner or coal operator’s plans or objections. If CONSOL does have a bona fide mine plan that provides for the mining of coal within five years of the date of such objection, CONSOL will provide a copy of such plan to GeoMet, and GeoMet shall have the opportunity to propose an amended well location that accommodates the mine plans or objections of both CONSOL and such other coal owner or coal operator.

3. CNX Gas Agreement with GeoMet. CNX Gas will use commercially reasonable efforts to remove units C38, P33, F34, P35, F36, F37 and P38 from the CNX Gas Energy Inc. joint Area of Mutual Interest dated June 3, 2005. CNX Gas will enter into an Agreement with GeoMet on the terms and conditions contained in the Agreement attached hereto as Exhibit C for the following units (defined herein as the “GeoMet Farm-in Units”), totaling approximately 741 net acres:

•	A36,37,40,4

•	B34, 39, 49, 50

•	C34, 38, 43, 45, 46, 47, 48

•	D33, 38, 43, 44, 45, 46

•	E33, 37, 43, 44, 45, 46

•	F33, 34, 35, 36, 37, 38, 44, 45

•	ZZZ35,36,37

CNX Gas will terminate any pooling orders granted to it covering any of the GeoMet Farm-in Units in which CNX Gas was previously designated operator and will agree to not oppose GeoMet’s pooling applications covering the GeoMet Farm4n Units. If the consent or approval of any lessor is necessary in order to realize the intent of this Agreement, CNX Gas will use commercially reasonable efforts to obtain each such consent or approval.

4. GeoMet Agreement with CNX Gas. GeoMet will assign to CNX and CNX will accept an assignment of GeoMet’s rights, duties and obligations under the Equitable Production Company (“EQT”) Farmout dated August 16, 2004 (the “EQT Farmout”) and amended by that certain Amendment of Farmout Agreement dated January 15, 2010 attached hereto as Exhibit I insofar and only insofar as the EQT Farmout covers acreage within the CNX Units, as defined below, in the form as attached hereto as Exhibit H Partial Assignment of Farmout Agreement and with the consent of EQT, covering the following units (“CNX Units”) totaling approximately 708 net acres:

•	A31,32,33

•	B32, 33, 40,41,42,52

•	C33, 39, 49, 50

•	D32,47

•	E32,38

•	F32,46

•	G37,38,45

•	YYY32, 33

•	ZZZ31,32,33,34

GeoMet will terminate any pooling orders granted to it covering any of the CNX Units in which GeoMet was previously designated operator and will agree to not oppose CNX Gas’s pooling applications covering the CNX Units. GeoMet affirms, represents and warrants that GeoMet is not in default of any material term of the EQT Farmout. GeoMet shall obtain the consent of EQT Production Company (“EQT”) to the Partial Assignment of Farmout Agreement attached hereto as Exhibit H to assign the portion of the EQT Farmout covering the CNX Units and the agreement of EQT to allow CNX Gas to retain its rights in any acreage earned and wells drilled thereon under the EQT Farmout notwithstanding a default by GeoMet. The EQT consent and agreement to allow CNX to retain its rights shall be in the form attached hereto as Exhibit H

Further, GeoMet shall obtain the agreement of the lessors as set forth in Exhibit J to allow CNX Gas to retain its rights in any acreage earned and the wells drilled thereon notwithstanding a default or any other action that would result in the forfeiture of the lease by GeoMet or EQT.

5. Joint Operating Agreements for Jointly Owned Wells. GeoMet and CNX Gas will use commercially reasonable efforts to negotiate the terms of a mutually acceptable joint operating agreement for any well to be drilled in an Oakwood unit wherein both Parties own interests, prior to the spudding of such well. If such efforts do not produce an agreement within one year or in time to meet a drilling obligation, whichever occurs first, then either Party may force pool the other’s affected acreage.

6. Area of Mutual Interest. An Area of Mutual Interest covering the GeoMet Units and the CNX Units will be created in the form as attached hereto as Exhibit D.

7. Surface Easement. CONSOL or CNX Gas, as appropriate, will provide GeoMet non-exclusive surface easements (the “Easements”) over and across the property acquired by CNX Gas from Heartwood Forestland Fund as shown on Attachment I to the attached Exhibit E-l (the “Land”) for access roads, pipelines, and power lines in such locations to be later identified for accessing, operating, and maintaining future wells to be drilled by GeoMet on the Land. The form of the Easement shall be substantially in the form attached hereto as Exhibit E-1. As such future wells are planned, GeoMet shall identify the specific location of any Easement required for access to or operation and maintenance of such well and have a survey plat of the required Easements prepared. GeoMet shall submit the easement form and prepared plat to CONSOL or CNX Gas, as appropriate for execution. The appropriate Party, CONSOL or CNX, shall execute the Easement and return it to GeoMet for recording within ninety (90) days or indicate in writing as soon as possible but no later than ninety (90) days whether the specific location would unreasonably interfere with the development of the Land, including without limitation the production and removal of the coal, oil, gas and coalbed methane and any products or by-products thereof by any method now known or hereafter developed, so that GeoMet may propose alternative easement locations. On even date herewith, CNX Gas Company LLC and GeoMet Operating Company, Inc. have entered into a Non-Exclusive Right-of-Way for a road to GeoMet’s Slate Creek Compressor Station as shown on Exhibit E-2.

8. Prohibition against Lobbying. GeoMet and all of its parents, subsidiaries or affiliates agree that from and after the execution of this Agreement between CONSOL, CNX Gas and GeoMet, that GeoMet and all of its parents, subsidiaries or affiliates will cease efforts to amend and shall remain neutral on any proposed legislation to amend the Virginia Gas & Oil Act, Va. Code § 45.1-36 1.1 et seq. with respect to the 2,500’ Rule and the Consent to Stimulate Rule including but not limited to Va. Code § 45.1-361.11, 45.1-361.12, 45.1-361.29, and 45.1- 361.36. GeoMet and all of its parents, subsidiaries or affiliates agree that should it fail to remain neutral or engage in any efforts to amend, then it shall have breached the terms of the Agreement and, in addition to any damages, the consents to stimulate will be withdrawn. For the purpose of this Agreement, a “failure to remain neutral” shall include, but not be limited to, an expression of an opinion by GeoMet or any of their parents, subsidiaries or affiliates arid their officers, directors, employees or agents regarding the 2,500’ Rule and the Consent to Stimulate Rule, however communicated, and any lobbying activities to change the relative provisions of the Virginia Oil and Gas Act. “Lobbying means”:

(a) Influencing or attempting to influence executive, administrative, or legislative action through oral or written communication with an executive, administrative or legislative official; or

(b) Solicitation or payment to others to influence an executive, administrative or legislative official.

9. Release of all Claims and Dismissal of Pending Actions.

a. CONSOL, CNX Gas and GeoMet agree, represent and warrant that the consideration given pursuant to this Agreement is in full and final satisfaction of all causes of actions and claims that CONSOL, CNX Gas and GeoMet asserted or could have asserted in the litigation listed in Exhibit F attached hereto and any related matters or any other unrelated claims that accrued prior to the effective date so that the parties have forever bought their peace. CONSOL, CNX Gas and GeoMet understand, agree and represent that the covenants made herein and the releases herein executed may affect their rights and liabilities to a substantial extent, and the CONSOL, CNX Gas and GeoMet agree and represent that the covenants and releases provided herein are in their respective best interests on the date hereof. CONSOL, CNX Gas and GeoMet hereby presently, generally, fully, finally, and forever, releases, acquit and discharge one another, their respective officers, members, managers, directors, subsidiaries, affiliates, parents, successors and assigns, collectively and individually from any and all claims or causes of actions, and from any and all damages, directly or indirectly arising or accruing before the effective date, including, but not limited to, any and all claims or causes of actions, and all damages from, related to or in connection with the litigation listed in Exhibit F attached hereto and any related matters or unrelated claims that arose or accrued prior to the effective date so that they have forever bought their peace, and any claims that could have been made as to litigation listed in Exhibit F attached hereto, whether they be in contract, tort, or State or Federal laws, arising out of the matters described in litigation listed in Exhibit F attached hereto.

b. The list of civil and regulatory actions pending between the Parties is attached as Exhibit F with the exception of CNX Gas Company LLC v. GeoMet Operating Inc. et al. case No. CLO7000 16; orders dismissing each such action with prejudice are attached as Exhibit G CONSOL, CNX Gas and GeoMet agree to dismiss all of the administrative appeals that either has filed involving the other Party and/or its affiliated companies. It is contemplated that upon dismissal of these administrative appeals, neither the decision nor the order from which the appeal(s) was taken shall be deemed affected in any way by the dismissal of the appeal and the order from which the appeal was taken shall be deemed final. The Orders shall be signed by the Parties at the same time as this Settlement Agreement. Both parties shall use reasonable efforts to secure the endorsement of counsel for third parties. The Orders shall be tendered to the appropriate court or agency within five days of the Effective Date defined in paragraph 10 below or as soon thereafter as reasonably practical. The Parties agree to jointly seek the agreement of Pocahontas Mining Limited Liability Company to dismiss with prejudice the case styled GeoMet Operating Company, Inc. and Pocahontas Mining Limited Liability Company v. CNX Gas Company LLC et al, Case No. CL337-06. The Parties further agree to continue to cooperate regarding the necessary notice and other administrative requirements in CNX Gas Company LLC v. GeoMet Operating Inc. et al., case No. CL0700016. To avoid future disputes, the Parties will agree to use commercially reasonable efforts to communicate with each other and resolve issues arising from their operations in Virginia and West Virginia.

10. Conditions Precedent to Effectiveness. The Parties will execute separate copies of Exhibit A, Exhibit C - Farmout Agreement, Exhibit D - Area of Mutual Interest Agreement, Exhibit E-2 - Right of Way Agreement for access to the compressor station located near Slate Creek, Exhibit G - Orders of Dismissal for each pending action and Exhibit H - Partial

Assignment of Farmout Agreement simultaneously with the execution of this Agreement. Once the conditions precedent to the effectiveness of this Agreement have been met, each Party will exchange signature pages (notarized where necessary) for each of the Exhibits with the other Party (the “Effective Date”). The conditions precedent are:

a. GeoMet shall have entered into the agreement with CNX described in paragraph 4 above;

b. CNX Gas and GeoMet shall have executed the agreement described in Paragraph 3 above;

c. CNX Gas and Appalachian Energy Inc. shall have released from their Area of Mutual Interest the Units listed in Paragraph 3 above and CNX Gas shall have furnished to GeoMet confirmation of such release signed by CNX Gas and Appalachian Energy Inc.; and

d. The consents and approvals required from lessors under Paragraphs 3 and 4 above shall have been obtained, and furnished to each Party or been waived in writing by the applicable Party.

e. The consents, required agreements, and approvals of EQT and LI3R shall have been obtained.

11. Confidential. This Agreement is a privileged and confidential communication. Neither Party nor its counsel or agents shall disclose, disseminate or release any of the details of this Agreement, specifically including the amount or the terms of settlement, by oral communication or publication of any sort, except as required by law, as necessary to record the agreements reached herein, or as set forth in Exhibit K.

12. Legal Fees. Each Party is responsible for its own attorney fees and costs associated with this Agreement and the pending actions.

13. Entire Agreement. This Agreement and the documents executed therewith constitute the entire agreement of the Parties and supersede any prior understandings or written or oral agreements between the Parties respecting the compromise and settlement contained herein, taken together with the settlement agreement reached in GeoMet, Inc. et al. v. CNX Gas Company, et al., Case No. CL344. No additional payments or actions are required by any of the Parties to effect the agreements reflected herein. No variations, amendments, modifications or changes herein or hereof shall be binding upon a Party unless set forth in a document duly and fully executed by the Party. No Party has relied upon any agreement or representation not set forth or referenced herein whether oral or in writing.

14. Representation by Counsel. Each Party represents and warrants that, in negotiating and executing this Agreement, it had adequate opportunity to consult with competent counsel or other representatives of its choosing concerning the meaning and effect of each term hereof and that there are no representations, promises or agreements concerning the subject of this Agreement between the Parties other than those set forth herein.

15. Binding Agreement. Each Party has carefully read this Agreement in its entirety, and has had this Agreement explained to it by counsel. Each Party fully understands and agrees to these terms and conditions, and intends and agrees that the Agreement is final and binding and understands that, in the event of a breach of this Agreement, the non-breaching Party may seek relief, including damages, restitution and injunctive relief, at law or in equity.

16. Authority. Each Party represents and warrants that it presently owns 100% of the claims and damages released by this Agreement and that no other person or entity owns any interest therein and that the Party is competent and possesses full and complete authority to covenant and agree as herein provided.

17. Enforcement. The Parties agree and covenant not to sue or prosecute any claims released by this Agreement; however, the Parties are not prohibited from suing, prosecuting or enforcing any claims related to a breach of this Agreement.

18. No Admission of Liability. This Agreement is the compromise of disputed claims and the agreement to settle those claims is not to be construed as an admission of wrongdoing or liability of any kind or nature whatsoever on the part of either Party.

19. Governing Law. This Agreement shall be governed by the law of Virginia.

20. Further Assurances. The Parties agree to take all further actions and to execute, have acknowledged, and deliver all further documents that are necessary or useful in carrying out the purposes and intent of this Agreement.

21. Exhibits. The Exhibits listed below are attached hereto and hereby incorporated in for all intents and purposes.

Exhibit A	Agreement for Conditional Consent to Stimulate

Exhibit B	Form of Statement of No Objection

Exhibit C	Farmout Agreement from CNX Gas to GeoMet

Exhibit D	Area of Mutual Interest Agreement

Exhibit E-1	Right of Way Agreement, including map of ROW

Exhibit E-2	Right of Way Agreement, including map of ROW for Slate Creek

Exhibit F	A list of the pending actions

Exhibit G	An order of dismissal with prejudice for each of the pending actions

Exhibit H	Partial Assignment of Farmout Agreement from GeoMet to CNX

Exhibit I	Amendment of EQT Farmout Agreement

Exhibit J	Letter Agreement with LBR Holdings, LLC

Exhibit K	Representation Letter to LBR Holdings, LLC

22. Counterparts. This Agreement may be executed in counterparts. Signatures on separate originals shall constitute and be of the same effect as signatures on the same original. Electronic and faxed signatures shall constitute original signatures.

IN WITNESS WHEREOF, the Parties have signed this document as of the 16th day of April, 2010.

CONSOLIDATION COAL COMPANY		ISLAND CREEK COAL COMPANY

By:	/s/ William Gillenwater	By:	/s/ William Gillenwater
Name:	William Gillenwater	Name:	William Gillenwater
Title:	Power-of-Attorney	Title:	Power-of-Attorney

CNX GAS COMPANY LLC		CARDINAL STATES GATHERING COMPANY

By:	/s/ William Gillenwater	By:	/s/ William Gillenwater
Name:	William Gillenwater	Name:	William Gillenwater
Title:	Power-of-Attorney	Title:	Power-of-Attorney

CONSOL ENERGY, INC.		CNX GAS CORPORATION

By:	/s/ William Gillenwater	By:	/s/ William Gillenwater
Name:	William Gillenwater	Name:	William Gillenwater
Title:	Power-of-Attorney	Title:	Power-of-Attorney

GEOMET GATHERING COMPANY, LLC		GEOMET, INC.

By:	/s/ J. Darby Seré	By:	/s/ J. Darby Seré
Name:	J. Darby Seré	Name:	J. Darby Seré
Title:	Manager	Title:	President

GEOMET OPERATING COMPANY, INC.

By:	/s/ J. Darby Seré
Name:	J. Darby Seré
Title:	President

EXHIBIT A

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSOL Energy Inc. et a!.

and GeoMet, Inc. et a!.

dated April 16, 2010

AGREEMENT FOR CONDITIONAL CONSENT TO STIMULATE

THIS AGREEMENT is made and entered into this             day of April, 2010, by and between CONSOL ENERGY, INC. (“CEI”), ISLAND CREEK COAL COMPANY (“IC”), CONSOLIDATION COAL COMPANY (“CCC”), and RESERVE COAL PROPERTIES COMPANY (“RCP”) (each of IC, CCC and RCP a “Company”, collectively “Companies”) and GEOMET OPERATING COMPANY, INC. (“GEOMET”);

W I T N E S S E T H:

WHEREAS, each of the Companies controls by lease or otherwise or, it asserts that it is a coal owner or coal operator as defined by the Virginia Gas and Oil Act of 1990, certain coal seams in the North Grundy and Garden Districts of Buchanan County, Virginia; and

WHEREAS, GEOMET is an operator and producer of certain coalbed methane gas in certain of the coal seams controlled by each of the Companies; and

WHEREAS, in order to obtain a drilling permit under Virginia law, the Virginia Gas and Oil Board has ruled that GEOMET is required to submit a consent of each of the Companies to stimulate coal seams controlled by any such Company pursuant to Va. Code § 45.1-361.29; and

WHEREAS, each of the Companies is willing to provide such consent pursuant to Va. Code § 45.1-361.29 on a well-by-well basis subject to certain terms and conditions;

Exhibit A - 1

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of such is hereby acknowledged, in order to memorialize their understanding, the parties hereto hereby agree as follows:

1. Attached hereto as Exhibit I and made part hereof is a map on which are marked seventy one (71) units in the North Grundy and Garden Districts of Buchanan County, Virginia (the “Area”), for which GEOMET desires each of the Companies to grant consent to stimulate for each coal seam owned or operated by it.

2. For each well proposed to be drilled by GEOMET within said units in the Area, each of the Companies will grant to GEOMET upon request the right to stimulate any and all coalseams controlled by it affected by such well in the form attached hereto as Exhibit II subject to the terms and conditions contained in this Agreement. Within thirty (30) days of receipt of GEOMET’s properly completed request, the Company shall provide its approval in the form attached hereto as Exhibit II.

3. For all wells which GEOMET stimulates in the Area, (a) GEOMET will employ only stimulation techniques that are standard and best practice techniques in the industry for stimulating coal seams that may be mined in the future, and (b) GEOMET will not use any stimulation technique or otherwise stimulate in a manner that reasonably could be expected to cause damage to or otherwise adversely affect any coalseams controlled by any of the Companies or any of their Affiliates. As used herein “Affiliate” shall mean an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the party at issue and, for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies.

4. GEOMET agrees that, prior to GEOMET’s stimulation of any coalseam controlled by any of the Companies, GEOMET shall give notice of its intention to stimulate, a description of

Exhibit A - 2

the stimulate technique that will be used, and the earliest date of its proposed stimulation, which shall be not sooner than thirty (30) days after the date of such notice. Such notice and all other notices required to be given under the terms of this Agreement shall be sent by certified mail, postage prepaid, and directed as follows:

Island Creek Coal Company

Attn: Manager of Engineering

PO Drawer L

Oakwood, VA 24631

Fax No.: (276) 498-8227

GeoMet Operating Company, Inc.

P.O. Box 749

Pounding Mill, VA 24637

Fax No.: (276) 963-2959

or to such other address as each party hereto may designate by written notice to the other parties, and, except as herein otherwise provided, the deposit in the mail of any such certified mail so addressed with postage prepaid shall, for the purpose of this Agreement be notice to the addressees of the contents of such letter.

5. GEOMET agrees that, prior to GEOMET’s stimulation of any coalseam controlled by any of the Companies, GEOMET shall obtain such Company’s prior approval of said stimulation technique. If GEOMET has not received written notice of the respective Company’s decision to withhold its approval at the end of the thirty (30) day period, it shall be deemed that Company consented to the stimulation requested in the notice. Such Company may withhold such approval if it reasonably determines that such stimulation technique could reasonably be expected to affect the safe mining of the coal seam or the mineability of the coal in the coal seam, in accordance with the safety standards then in effect or reasonably expected to be in effect in the future. It is stipulated herein that if any of the Companies has approved said stimulation technique within the past 12 months for use by CNX Gas Company LLC or any of its Affiliates or by GEOMET by

Exhibit A - 3

the granting of Consents to Stimulate in Buchanan County, Virginia, said stimulation technique shall be deemed to be safe for the mining of the coalseam or the mineability of the coal in the coalseam, absent any actual or proposed changes to mine safety regulations or absent evidence of damage to or an adverse affect on the coalseam by said stimulation technique. If such Company withholds consent, GEOMET may submit a revised stimulation plan or give notice to such Company of its intention to submit its plan to a neutral engineer who is familiar with both coal mining and with the stimulation of coal seams for the production of coalbed methane gas, hereinafter the “neutral engineer”, to be selected by agreement of such Company and GEOMET. The neutral engineer shall, after receiving evidence from such Company and GEOMET, determine whether the stimulation plan could reasonably be expected to affect the safe mining of the coalseam or the mineability of the coal in the coal seam, in accordance with the safety standards then in effect or reasonably expected to be in effect in the future. The decision of the neutral engineer shall be binding on the parties.

6. GEOMET will plug at its sole cost and expense and in accordance with any regulatory requirements in effect at the time of plugging that will allow for the safe mine through of such well, any well drilled in the Area that is included in an area for which any of the Companies or any Affiliates of any of the Companies or CEI has an approved mine plan and permits for such mining at the request of any of the Companies or any Affiliates of any of the Companies or CEI. GEOMET shall plug such well pursuant to the terms outlined below. The plugging procedures for vertical CBM wells that intersect the coalseam being mined by any of the Companies or any Affiliates of any of the Companies or CEI (the “Coalseam”) shall typically be as follows; provided, however, that

Exhibit A - 4

regulatory requirements in effect at the time of plugging shall supersede the requirements of this section and become part of this agreement and provided, however, that these procedures are identical or as close as reasonably possible to those employed by CNX Gas Company LLC or any of its Affiliates in Buchanan County, Virginia at the time of plugging:

A. A down hole survey performed with an electric vertical deviation tool, in conjunction with surface surveys, shall be performed to determine the coordinates of the intersection point with the Coalseam.

B. Wells that will be intersected by, or that are located within 100 feet of active mine workings, shall be plugged prior to the active face coming to within 500 feet of the well. Plugging procedures are as follows:

i. Tag fill level and well to establish all PBTD (Plugged Back Total Depth).

ii. Remove production tubing.

iii. Run tubing string to a minimum of 50 feet below the bottom of the Coalseam.

iv. If GEOMET elects a Bottom Plug, cement will be placed from a minimum of 50 feet above the Coalseam to a minimum of 50 feet below the Coalseam with Class A Cement.

v. If GEOMET elects a PTA (Plug to Abandon), cement will be placed from a minimum of 50 feet below the Coalseam to the surface. The Bottom Plug portion of the well will be plugged with Class A Cement. The well bore from the Bottom Plug to the surface is plugged using Class A Light Weight Cement.

vi. For a PTA, a monument will be established using 2 inch tubing with a placard showing operator, well number, permit number, and plug date (per Virginia Division of Gas and Oil Requirements).

Exhibit A - 5

vii. For wells in which the annulus between the casing and the well wall was not cemented 50 feet above and 50 feet below the Coalseam or where steel casing or steel tubing remains through the Coalseam, a well-specific plan will be developed and approved by the Company controlling such seam at issue prior to the active face coming to within 500 feet of the well.

viii. The annulus of all casing will be cemented from at least 50 feet below to 50 feet above the Coalseam. A cement bond log will be run.

ix. If any casing is used through the Coalseam of any well drilled in the Area, fiberglass casing should be used.

7. GEOMET agrees to indemnify and hold CBI, each of the Companies, and the Affiliates of CEI and each of the Companies, and each of the aforementioned’s successors and assigns harmless from and against and damages or liability that they incur as a result of stimulation of the coal seams for which any of the Companies or any of the Affiliates of the Companies or CEI, or any of the aforementioned’s successors or assigns is the coal owner or operator, including the value of any coal that is not mineable in a safe and commercially reasonable manner as a result of the stimulation of the coalseam.

8. The term of this Agreement shall be as long as any well to which this Agreement applies has not been plugged and abandoned.

9. No consent to stimulate granted herein can be assigned by GEOMET. Except as otherwise expressly provided herein no rights obtained by this Agreement can be assigned; provided, however, CEI or any of the Companies may freely transfer and assign this Agreement among or between themselves or any of their Affiliates.

10. This Agreement shall be controlled by the laws of the Commonwealth of Virginia.

Exhibit A - 6

11. No amendment to this Agreement shall be made unless it is in writing and executed by the parties.

12. CEI and GEOMET acknowledge and agree that in the event any CEI Affiliate is a coal owner or coal operator as defined by the Virginia Oil and Gas Act, with respect to certain coal seams in the Area, CEI shall cause such CEI Affiliate to be subject to all the terms and conditions of this Agreement as a Company hereunder and, GEOMET agrees that all terms and conditions of this Agreement shall apply to each such CEI Affiliate as if such CEI Affiliate was a Company and a signatory hereto. The term “CEI Affiliate” shall mean any entity which CEI directly or indirectly through one or more intermediaries controls and, for purposes of this definition, the term “controls” means the possession, directly or indirectly, by CEI of the power to direct or cause the direction of management and policies of such an entity.

IN WITNESS WHEREOF, each party hereto has caused its name to be hereunto placed by its duly authorized officer or agent.

CONSOL ENERGY INC.

By:
Its

ISLAND CREEK COAL COMPANY

By:
Its

CONSOLIDATION COAL COMPANY

By:
Its

Exhibit A - 7

RESERVE COAL PROPERTIES COMPANY

By:
Its

GEOMET OPERATING COMPANY, INC.

By:
Its

Exhibit A - 8

EXHIBIT B

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSOL Energy, Inc. et al

and GeoMet, Inc. et al

dated April 16, 2010.

FORM OF STATEMENT OF NO OBJECTION

Well Name:

Statement of No Objection to Well

The undersigned hereby acknowledges receipt of a plat and other documents, if any, from GeoMet Operating Company, Inc., the applicant operator, concerning operations on the                                                               containing              acres, more or less, in the                                          District of Buchanan County, Virginia.

Execution of this statement is to record the fact that the undersigned has no objection to the location of Well No.             , located at state plane coordinates:

                                                                                      .

[Name of affected CONSOL affiliate)

By:
Name
Title

Address: _________________________________
Telephone No: ____________________________
Fax No: __________________________________
Date: ____________________________________

INFORMATION CONCERNING LOCATION OF DEEP MINE WORKINGS

When drilled at the above location the well bore either:

             will not penetrate deep mine workings, or

             will penetrate existing deep mine workings, in the following seams at approximately the following depths:

Exhibit B - 1

EXHIBIT C

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSOL Energy Inc., et al. and

GeoMet, Inc. et al.

dated April 16 2010

FARMOUT AGREEMENT

FARMOR:	CNX Gas Company LLC, a Virginia Limited Liability Company
1000 CONSUL Energy Drive Canonsburg, PA 153 17-6506

FARMEE:	GeoMet, Inc., a Delaware corporation 5336 Stadium Trace Parkway, Suite 206 Birmingham, Alabama 35244

AREA:	741 acres, more or less, located in Buchanan County, VA., and more particularly described on Exhibit “A” and set forth on the map attached as Exhibit “B”

THIS FARMOUT AGREEMENT DATED this — day of April, 2010, (hereinafter referred to as the “Agreement”), is entered into by and between CNX Gas Company LLC, a Virginia limited liability company, with an office at 1000 CONSUL Energy Drive, Canonsburg, PA 153 17-6506, hereinafter referred to as “FARMOR,” and GeoMet, Inc. as “FARMEE,” and shall be effective as hereinafter provided.

WHEREAS, subject to the terms and conditions set forth herein, FARMOR agrees that FARMEE may acquire an interest in the coalbed methane (“CBM”) only in the leasehold lands described on Exhibit “A” (“Leases”) and identified on the map attached hereto as Exhibit “B”, by reference made a part hereof:

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is agreed by the parties as follows, to-wit:

1.	EXHIBITS

The following exhibits are attached hereto and shall be considered part of this Agreement.

Exhibit “A” — Schedule of Leases Subject to Farmout

Exhibit “B” — Map of Farmout Lands

Exhibit “C” — Drilling and Geological Requirements

Exhibit “D” — Form of Assignment

Exhibit C - 1

2.	DEFINITIONS

(A)	“Assignment” shall have the meaning set forth in Paragraph 6.

(B)	“Confidential Information” shall have the meaning set forth in Paragraph 19(L).

(C)	“Contract Depth” shall be a depth sufficient to adequately test CBM gas rights and CBM producing formations lying above 100 feet below the base of the Pennsylvania Age Formation.

(D)	“Depths Earned” shall be defined as from the surface of the earth to One Hundred (100) feet below the deepest depth produced in each Farmout Well for which Operating Rights are earned.

(E)	“Drilling Unit” means the area within the surface boundaries established or prescribed by field rules or order of the state and/or applicable regulatory authority, e.g. the spacing unit, unit for production, or proration unit, not to exceed 80 acres in the form of a square, with the Farmout Well located at the center thereof as reasonably practical. Should the terms of this definition for Drilling Unit conflict with the terms of the Lease(s), the terms of such Lease(s) shall prevail. This term to include any amendments and/or approvals that may be acquired from time to time from the Lessor(s) of such Lease(s) that would provide for different unit configurations other than a square.

(F)	“Farmout Lands” means any and all interests owned and/or controlled as of the date of this Agreement by FARMOR in the Farmout Lands described in Exhibit “A” and shown on Exhibit “B” attached hereto.

(G)	“Farmout Well” means any well drilled pursuant to the terms and conditions contained in Paragraph 3 herein below.

(H)	“Lease Burdens” means any now existing and of record, royalty, overriding royalty, production payment, and other similar burdens on productions, exclusive of the Overriding Royalty Interest reserved and payable to FARMOR as set forth in herein. Lease Burdens shall not include any override or other burden (the “Akers Override”) that may arise from the Consulting Agreement between GeoMet, Inc., GeoMet Operating Company, Inc., and James W. Akers dated May 24, 2000 or other similar agreement.

(I)	“Operating Rights” are the rights to operate, maintain, produce, and market CBM from arty Farmout Well drilled hereunder, including the right to produce and market CBM from that portion and only that portion of the Farmout Lands lying within the Drilling Unit, and centered, as reasonably practicable, around the bottom hole location of each Farmout Well drilled which is capable of producing in Paying Quantities, as hereinafter defined.

Exhibit C - 2

(J)	“Operating Rights Earned” are those Operating Rights earned by FARMEE, effective as of the date the Assignment is effective.

(K)	“Overriding Royalty Interest” has the meaning set forth in Paragraph 7 herein.

(L)	“Paying Quantities” means Farmout Wells producing gas in quantities during a twelve (12) month period sufficient to yield a commercially reasonable return in excess of operating costs, even though drilling and equipment costs may never be repaid, and the undertaking considered as a whole may ultimately result in loss. Where Farmout Wells are being de-watered, those Farmout Wells shall be reviewed on an annual basis for determination as to their continued economic value to the field. Should the defined term of Paying Quantities as used herein conflict with the terms of the Lease(s), the Lease definition shall prevail.

(M)	“Shut-In Well” means any Farmout Well shut-in that is capable of producing in commercial quantities.

(N)	“Unearned Farmout Lands” shall mean those Farmout Lands covered by this Agreement on which Operating Rights have not been earned by FARMEE pursuant to the terms and conditions hereof.

3.	FARMOUT WELLS

(A) FARMOUT WELLS:

Any and all Farmout Wells to be drilled hereunder by FARMEE must be drilled on or before January 31, 2013 (the “Drilling Termination Date”). All such Farmout Wells shall be drilled strictly in accordance with the following specifications:

(1)	Location: FARMEE’s choice on the Farmout Lands or on lands pooled or unitized therewith such that the Farmout Well is the distance permitted in accordance with state Oil and Gas Board rules and regulations from any existing well (producing in the same formation).

(2)	Depth: All Farmout Wells shall be drilled to at least the Contract Depth, and not deeper than Contract Depth.

(3)	Completion Deadline: Within sixty (60) days after reaching total depth in each Well.

(4)	Plugging Deadline: Within one (1) year after reaching total depth in each Farmout Well drilled hereunder but not completed, or in accordance with the State Oil and Gas Board rules and regulations, whichever is the earlier. Should the time period set forth herein conflict with the terms of the Lease(s), then in such event the time period set forth in such Lease shall prevail.

Exhibit C - 3

(5)	After Termination: FARMEE shall have no rights to further develop the Unearned Farmout Acreage from and after the Drilling Termination Date. FARMEE shall retain the rights to any previously earned Operating Rights.

4.	TERM OF FARMOUT AGREEMENT

This Agreement shall be in effect and shall not terminate until the earlier of:

(A)	a termination by default as a consequence of FARMEE’s failure to meet the obligations contained herein;

(B)	a termination of the Farmout Agreement dated August 16, 2004 covering certain lands in McDowell County, State of West Virginia and Buchanan County, Commonwealth of Virginia by and between EQT Production Company (f/k/a Equitable Production Company) and GeoMet, Inc. as amended and modified by the parties thereto;

(C)	the Drilling Termination Date; or

(D)	FARMEE has earned Operating Rights for all Farmout Lands as provided for elsewhere in this Agreement.

5.	FORCE MAJEURE:

If FARMEE is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, FARMEE shall give to FARMOR prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the FARMEE, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term force majeure, as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonable within the control of the party claiming suspension.

The FARMEE shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the FARMEE, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the FARMEE.

Exhibit C - 4

6.	ASSIGNMENT OF EARNED OPERATING RIGHTS:

FARMEE agrees to, within sixty (60) days after drilling a Farmout Well which is capable of producing in Paying Quantities, request in writing by certified mail from FARMOR, an Agreement and Assignment of Operating Rights. FARMEE’s request shall include a certified plat depicting the area of Operating Rights Earned by FARMEE as set out hereinabove. It is understood by the parties that this request for Assignment may be made in groups of Farmout Wells and not on a Farmout Well-by-Farmout Well basis. Upon receipt of FARMEE’s request and after FARMOR is satisfied that FARMEE has complied with all its obligations under this Agreement with regard to the completion of a Farmout Well drilled hereunder which is capable of production in Paying Quantities, including but not limited to all geologic requirements as set out in Exhibit “C”, FARMOR shall deliver, without warranty of title to FARMEE, an Assignment of FARMOR’s interest in Operating Rights as more fully defined hereinabove in section 2(J). Said form of Assignment is attached hereto as Exhibit “D”.

In the event FARMEE does not request an Assignment within said sixty (60) days, FARMEE shall pay to FARMOR the sum of $5,000.00 for each sixty (60) day period beginning on the date the Farmout Well was completed and terminating on the date FARMOR received the written request from FARMEE for an Assignment, the amount to be prorated if necessary.

In the event that FARMEE does not request an Assignment from FARMOR within one (1) year after the date the Farmout Well was completed, FARMOR shall have, at its sole discretion, the option to take over said Farmout Well, or direct FARMEE to promptly proceed at FARMEE’s sole cost and expense to plug and abandon any Farmout Well situated upon the Farmout Lands subject hereto which FARMEE has failed to comply with the time frame contained herein. In any event, FARMEE shall be required to pay to FARMOR all sums due and payable under the terms of this Paragraph regardless of the option FARMOR exercises.

FARMOR acknowledges that FARMEE has earned an Assignment of Operating Rights to the following Drilling Units and the Farmout Wells located thereon and agrees to execute and deliver to Farmee an Assignment of Operating Rights thereto within thirty days of the effectiveness of this Agreement: C-43, C-45, C-46, C-47, and TTT-35.

7.	RESERVED OVERRIDING ROYALTY INTEREST

FARMOR hereby reserves and shall be entitled to an Overriding Royalty Interest equal to the difference between (i) twenty (20%) percent less (ii) Lease Burdens, provided, however, if any of the Leases have Lease Burdens greater than or equal to twenty percent (20%) then the amount of the Overriding Royalty Interest shall be zero percent (0.00%) and FARMOR shall not be entitled to payment for any Overriding Royalty Interest on said Lease. Including the Overriding Royalty Interest reserved by FARMOR, FARMOR shall deliver to FARMEE not less than an eighty percent (80.00%) net revenue interest

Exhibit C - 5

on the Leases set forth on Exhibit “A” attached hereto. Such Overriding Royalty Interest shall be paid and delivered from the sale of oil and/or gas without deductions of any kind from said gross proceeds. Any omission or failure by FARMOR to make this Overriding

Royalty Interest reservation in any Assignment of Operating Rights shall not bar FARMOR from receiving said Overriding Royalty Interest. The Overriding Royalty Interest due FARMOR shall be paid directly to FARMOR. If FARMOR’s leasehold interest is less than one hundred percent (100%) of the working interest on any tract included within the Drilling Unit, or if the Farmout Lands contribute less than one hundred percent (100%) of the total Drilling Unit acreage, then said Overriding Royalty Interest shall be reduced proportionately by the percentage that the Farmout Lands contribute to the total Drilling Unit acreage (or total working interest therein). Any Overriding Royalty Interest in the Farmout Lands shall survive termination of this Agreement and shall run with the Leases or tracts within the Drilling Unit for the life of the Drilling Unit until the Farmout Well is plugged and abandoned and/or the termination of the Lease, which ever last occurs. All Overriding Royalties paid by FARMEE to FARMOR shall be calculated based on the area of Earned Operating Rights as set out hereinabove.

8.	ABANDONMENT OF WELLS

(A)	In the event any Farmout Well drilled hereunder is completed as non-productive, or as one not capable of producing in Paying Quantities or ceases production, FARMEE shall immediately give FARMOR a written notice thirty (30) days in advance of the proposed plugging and abandonment. For thirty (30) days after receipt of such written notice, FARMOR shall have the right but not the obligation, and without payment to the FARMEE for any cost or expense incurred by FARMEE in bringing this Farmout Well to completion as the operator thereof, to take over the Farmout Well for the purpose of conducting additional operations as it desires; except that if a drilling rig is on location, notice to plug and abandon may be given by telephone or fax and FARMOR’s response period shall be limited to forty-eight (48) hours, inclusive of Saturdays, Sundays, and legal holidays. In the event FARMOR falls to advise FARMEE of its election within the prescribed period of time, then FARMOR shall be deemed to have elected to take over such Farmout Well and such Farmout Well shall be plugged and abandoned by FARMEE in accordance with the terms hereof. This shall not apply to a Farmout Well located in a Well Unit in which another Farmout Well is currently producing.

(B)	In the event FARMEE plugs and abandons any Farmout Well(s) drilled on Farmout Lands, without written notification to FARMOR or without FARMOR’s approval, or fails to give FARMOR a reasonable opportunity to consider its options as provided in Section 8(A) hereof, this Agreement, as to the Unearned Farmout Lands, shall forthwith terminate, but not as to those Operating Rights Earned in accordance with the terms and conditions contained herein, and

Exhibit C - 6

FARMEE shall have no further rights hereunder as to the Unearned Farmout Lands, but FARMEE shall, in any case remain responsible for the cost of abandonment including but not limited to restoration and reclamation of the surface acreage affected by the drilling of said Farmout Well(s).

(C)	In the event any term or condition set forth in this Paragraph 7 including any time periods conflict with the terms of the Lease(s), then in such event the time period set forth in such Lease shall prevail.

9.	TAKEOVER BY FARMOR

If FARMOR elects to take over a Farmout Well(s) under the terms and conditions referenced hereinabove, the effective date of the takeover shall be the date of approval of FARMOR as the successor Operator under the applicable rules and/or regulations or when FARMOR takes actual custody of the Farm out Well, whichever is earlier. As soon as practicable thereafter, FARMOR shall reimburse FARMEE for the estimated salvage value of FARMEE’s salvageable equipment in and on the Farmout Well, less estimated plugging costs, FARMEE shall then execute an instrument of assignment conveying to FARMOR all of FARMEE’s interest in said Farmout Well and associated equipment. FARMEE shall also assign to FARMOR all of its right, title and interest in and to all leasehold, options, farmins, operating agreements, ownership interest, or other support agreements associated with the Farmout Well and any Operating Rights Earned by FARMEE, if any, pursuant to the terms and conditions hereunder. FARMEE shall than have no further rights or obligations under this Agreement in connection with the Farmout Well(s) being taken over by FARMOR, except such rights, obligations and liabilities as accrued before the effective date of the FARMOR’ s succession as Operator.

10.	RENTALS/ROYALTY/SHUT-IN ROYALTY

(A)	Rentals: Payment of rentals which may be required under the terms of any Lease owned by FARMOR which are Farmout Lands subject hereto are to be paid by FARMOR and shall be invoiced to FARMEE for reimbursement. FARMEE shall reimburse FARMOR within forty five (45) days after receipt by FARMEE of the invoice from FARMOR. Any balance which remains unpaid by FARMEE after the forty five (45) days shall earn the maximum allowable interest and shall be deemed an event of Default of FARMEE’s obligations hereunder.

(B)	Royalty: FARMEE shall make proper payment and distribution of royalties and overriding royalties including the Overriding Royalty Interest due and payable pursuant to any Lease, deed, or other instrument affecting title and which cover the Farmout Lands. Upon request by FARMOR, FARMEE shall provide FARMOR with copies of all Form 1099’s or copies of canceled checks as documentation of payment thereof.

Exhibit C - 7

(C)	Shut-In Royalty: For any well drilled pursuant to this Agreement and pursuant to the Leases set forth on the attached Exhibit “A”, should shut-in royalties become due and payable to a Lessor of such Lease, then in such event, any shut-in royalties due and payable to the Lessor of such Lease shall also be due and payable to FARMOR at the same time payment is made to such Lessor. FARMEE shall be responsible for making proper payment and distribution of any and all Shut-In royalties due and payable pursuant to the terms of any Lease(s) owned by FARMOR which are Farmout Lands, or other instrument affecting title and which cover the Well(s) drilled under this Agreement. Upon request by FARMOR, FARMEE shall provide FARMOR with copies of canceled checks as documentation of payment thereof.

11.	LIABILITY

(A)	All operations conducted in connection with this Agreement by FARMEE and pursuant to the terms hereof shall be at the sole risk and expense of FARMEE and under the exclusive control of FARMEE, and FARMEE shall defend, indemnify and hold harmless FARMOR from and against and all costs, expenses, losses, liabilities, liens, encumbrances, damages, judgments, demands, lawsuits, claims, assessments, charges, fines, penalties or expenses (including but not limited to attorney’s fees, or other costs of litigation, liability for environmental harm, damages to natural resources, drainage or mineral trespass, and costs of complying with orders or directives of government entities or agencies) of any kind or character, whether contemplated or not contemplated at the time of this Agreement by either FARMOR or FARMEE, incurred by FARMEE or FARMOR and arising out of, in connection with, or resulting from the operations, actions or omissions of FARMEE, including but not limited to the reconditioning of Farmout Wells, injection operations, drilling operations and plugging and abandonment operations, and surface operations and surface restoration operations on Farmout Lands subject hereto or lands elsewhere or lands pooled or unitized therewith.

(B)	Except for liens created in accordance with section 19(D) hereinbelow, during the term of this Agreement, the FARMEE shall not create or cause to be created any liens on the Farmout Lands and lands pooled or unitized therewith.

12.	WARRANTY OF TITLE

FARMOR does not warrant title, either express or implied, to any of the Farmout Lands.

13.	NOTICES AND WELL INFORMATION

(A)	Well Information: All Farmout Well data, information, geophysical and geological information, evaluations or reports produced by or available to FARMEE concerning the Farmout Lands shall be made available to FARMOR

Exhibit C - 8

upon request. Drilling and Farmout Well notices to FARMOR shall be given as provided in Exhibit “C” hereof. Well data and information shall be held confidential between FARMOR and FARMEE for a period of one (1) year after any such Farmout Well drilled and completed or plugged, unless otherwise agreed by the parties hereto in writing.

(B)	General Notices: All notices, payments or other correspondence provided for in this Agreement shall be made in writing, by telephone, or fax (as required herein) as follows:

FARMOR:	CNX Gas Company LLC
Attn: Land Manager Phone: 304-323-6511 2481 John Nash Blvd. Bluefield, WV 25801 FAX: 304-323-6555

FARMEE:	GeoMet, Inc. Attn: Land Manager 5336 Stadium Trace Parkway, Suite 206 Phone: 1-205-425-3855 Birmingham, AL 35244 FAX: 1-205-425-4711

14.	DEFAULT BY FARMEE

Time being of the essence under this Agreement, in the event FARMEE fails to reimburse FARMOR for any costs related hereto, commence, continue drilling or complete any Farmout Well in accordance with the terms and conditions contained herein, this Agreement shall terminate except as to those Assignments entered into by both the parties hereto in accordance with the terms and conditions as contained herein.

FARMEE shall have a sixty (60) day grace period in which to cure such default. In the event such default is not cured by FARMEE within the sixty (60) day grace period, this Agreement shall terminate except as to those Assignments of Operating Rights (or portions thereof) earned in accordance with the terms and conditions as contained herein. This termination of the Agreement shall in no way relieve FARMEE of the obligation to plug and abandon any Farmout Well(s) drilled or acquired hereunder. Also, if FARMEE defaults, in addition to any other available legal or equitable remedies, FARMOR may elect to take over operation (subject to the terms of Paragraph 8 hereof) of any Farmout Well, inclusive of but not limited to any Farmout Well which is scheduled to be plugged and abandoned by FARMEE, which has not yet satisfied the requirements of this Agreement. If such well(s) are capable of producing in Paying Quantities, FARMEE shall be entitled to either: 1) reimbursement of its costs expended on such well(s), or 2) its 80% net revenue interest in the sales of production from such well(s) less 100% of the operating costs of such well(s) including a reasonable overhead charge by FARMOR for operating such well(s).

Exhibit C - 9

15.	INSURANCE

While operations are being conducted hereunder on the Farmout Lands or lands pooled or unitized therewith subject hereto, FARMEE agrees to acquire and/or maintain adequate Workers Compensation, and a minimum of Five Million dollars ($5,000,000) of Comprehensive General Public Liability and Automobile Liability Insurance. FARMEE further agrees to name FARMOR as an additional insured under such insurance policies and further agrees to secure a waiver of subrogation in favor of FARMOR under each of the insurance policies noted above. FARMEE shall provide FARMOR with current copies of said Certificate of Insurance so as to have on file with FARMOR current copies at all times during the term of this Agreement. FARMEE shall notify FARMOR immediately of any changes in its insurance coverage.

16.	MODIFICATIONS AND AMENDMENTS

The interests retained by FARMOR in the Farmout Lands, including but not limited to the Overriding Royalty Interest, shall apply to the Farmout Lands, or extensions, renewals, modifications, or amendments related thereto.

17.	AUDITS

Upon written notice to the FARMEE, FARMOR may audit• FARMEE’s books and records annually relating to all payments (including but not limited to royalty, overriding royalty, Overriding Royalty Interest, or other payments out of production) associated with any Farmout Well drilled pursuant to this Agreement. Such audits rights may be exercised by notifying FARMEE in writing thirty (30) days prior to commencement of said audit.

18.	PREFERENTIAL RIGHT TO PURCHASE

Should FARMEE desire to sell all or any part of its interest under this Agreement, or in the Farmout Lands, it shall promptly give written notice to FARMOR, with full information concerning its proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing and able to purchase), the purchase price, and all other terms of the offer. FARMOR shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to purchase on the terms and conditions the interest which FARMEE proposes to sell; and if this optional right is exercised, FARMOR shall purchase the interests of FARMEE in the Farmout Lands contained within a Farmout Well or Drilling Unit. However, there shall be no preferential right to purchase in those cases where FARMEE wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary, parent company, or to a subsidiary of a parent company, or to any company in which FARMEE owns a majority of the stock.

Exhibit C - 10

19.	GENERAL

(A)	FARMEE shall comply with all obligations, Lease Burdens and requirements set forth hereunder or otherwise associated with the Farmout Lands, including but not limited to the provisions of any Lease, deed or other agreement, which covers the Farmout Lands.

(B)	FARMEE shall obtain permission to enter the Farmout Lands subject hereto from both the surface owner and tenant. Further, FARMEE agrees to settle surface damages and to clean up and restore the Farmout Lands and any other lands upon which FARMEE drills or operates pursuant to this Agreement, as nearly as possible to its original condition, consistent with all applicable statues, rules and regulations. Notwithstanding anything to the contrary herein, the provisions of this Paragraph shall survive any termination or expiration of this Agreement.

(C)	FARMOR’s employees and authorized representatives, at the sole risk of FARMOR, shall have access to the derrick floor of any Farmout Well at all times.

(D)	The parties hereto agree that a major part of the consideration for entering into this Agreement is the representations of the FARMEE and the belief of the FARMOR that the FARMEE has:

i.	the expertise and ability to explore, drill upon, operate, and maintain the Farmout Lands or lands subject hereto in a prudent and workmanlike manner;

ii.	the necessary financial resources and oil and gas marketing ability; and

iii.	the reputation for honesty and integrity and the standing in the oil and gas industry as an expert, reliable and dependable producer and marketer of oil and gas.

Therefore, the FARMEE and FARMOR agree that this Agreement, the Farmout Lands, properties, interests or Leases subject hereto may not be assigned, conveyed, transferred, leased, sublet, or set over by any agreement or contract whatsoever by FARMEE without the prior written consent of FARMOR, which consent shall not be unreasonably withheld. This Paragraph shall not be construed to prohibit such transactions with wholly owned entities, corporations and subsidiary or affiliated companies, provided the parent company or individual FARMEE promptly notifies FARMOR prior to the transaction and guarantees the performance of all of the terms and conditions of this Agreement. Any such entity, corporation, subsidiary or affiliated company shall not be sold, merged, reorganized, or transferred so as to violate the intent and purpose of this Paragraph. Notwithstanding anything to the contrary herein, FARMEE may pledge, mortgage and hypothecate FARMEE’s Operating Rights Earned to secure borrowed money.

Exhibit C - 11

(E)	A failure by any party hereto to exercise any right or rights or to take any authorized action shall in no way serve to permanently amend or modify this Agreement, nor shall a departure from the terms and conditions of the Agreement establish a course of conduct of amending this Agreement. This Agreement cannot be modified except in writing. Activities of parties cannot be construed to modify the terms hereof.

(F)	This Agreement and all of its terms and conditions shall be construed under the laws of the Commonwealth of Virginia.

(G)	This Agreement shall not create, nor shall it be construed as creating, a common law or statutory mining, oil and gas or other partnership.

(H)	All Exhibits hereinabove referred to are incorporated by reference to the same extent and purpose had they been set forth at length in the body itself. The terms and provisions of the Exhibits shall be effective in all respects except that if a conflict exists between the terms of this Agreement and the terms of such Exhibits, the terms of this Agreement shall prevail.

(I)	The terms, conditions and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and authorized assigns.

(J)	This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

(K)	The provisions hereof constitute the entire Agreement between the parties and supersede all prior representations and agreements of any kind relating to this Agreement.

(L)	Since time is of the essence in FARMEE meeting the obligations set forth in this Agreement, FARMOR agrees that it will provide to FARMEE any title and Lease information in its possession pertaining to or covering Farmout Lands under this Agreement. FARMOR also agrees to provide FARMEE with its Farmout Well data, logs, maps or any other pertinent information from its files that would benefit FARMEE in its assessment and evaluation of the wells drilled to date by FARMOR on lands contained within this Agreement. FARMEE agrees to keep any and all information and data in whatever form, delivered or disclosed by Farmor as “Confidential Information”. FARMEE will use the Confidential Information solely for the purposes of carrying out its obligations under the Leases and this Agreement and for no other purpose. FARMEE will keep the Confidential Information confidential and not disclose to any person or entity other than FARMEE’ s officers, directors, employees, attorneys, accountants, independent reservoir engineers or financial sources who have a bona fide need to have access to such Confidential Information in order for FARMER to carry out the purposes set forth herein or to carry on its business. The term of this Confidentiality provision shall extend for a period of one (1) year following the termination of this Agreement.

Exhibit C - 12

(M)	It is also agreed to by the parties that this Agreement shall not be recorded in the applicable county records unless required by law and that only a short form or Memorandum of such Agreement shall be placed of record.

(N)	Right to Designate Contract Operator. GeoMet, Inc. may subcontract with GeoMet Operating Company, Inc., a subsidiary of GeoMet, Inc. to perform all operations to be conducted hereunder by GeoMet, Inc. on the Farmout Lands.

(0)	This Agreement shall be construed as a whole and in accordance with the fair meaning of its language. Each party has cooperated and participated in the drafting and preparation of this Agreement, and therefore, in any construction to be made of this Agreement or any of its terms, both parties shall be construed to be equally responsible for the drafting and preparation of the same.

(P)	Any time period to be computed pursuant to this Agreement shall be computed by excluding the first day arid including the last. Unless the language at issue under this Agreement indicates otherwise, if the last day falls on a Saturday, Sunday, or holiday, the last day shall be extended until the next calendar day.

(Q)	This Agreement does not confer any benefit on any third party and no third party shall be entitled to rely on or receive any benefit from or enforce any provision of this Agreement.

(R)	For a ten (10) year period from the effective date of this Agreement (10 Year Period), subject to the Leases permitting such right, once FARMEE earns the Operating Rights to the area within a Drilling or Well Unit, as the term is defined and used in the Agreement and Exhibit D to the Agreement, and the Leases, FARMEE shall have the right to drill additional wells on the acreage included in such Drilling or Well Unit, and production from any well drilled by FARMEE or a successor or assign of FARMEE on a Drilling or Well Unit will serve to hold the acreage under such Drilling or Well Unit. Paragraph 8 of the Agreement, “Abandonment of Wells”, does not apply to any well on a Drilling or Well Unit on which a producing well is also located, provided the foregoing shall not diminish FARMEE’s obligation for the proper plugging and abandonment of its wells in accordance with the Leases and applicable law.

No earlier than 12 months before the expiration of the 10 Year Period, FARMEE may submit to FARMOR a proposed development plan for the remaining undrilled additional well locations, if any, within Drilling or Well Units for which FARMEE has earned Assignments of Operating Rights pursuant to this Agreement. Following receipt and review of such plan, as and if mutually agreed by FARMOR and FARMEE in their sole discretion that such plan is mutually desirable with respect to the Leases and can be accomplished in a timely manner, FARMOR and FARMEE may agree to enter into a mutually agreeable extension of the 10 Year Period on or before said expiration.

Exhibit C - 13

20.	EXECUTION

The terms, covenants and conditions hereof shall run in favor of and be binding upon the parties hereto, their successors and assigns, and shall run with said Farmout Lands subject to this Agreement.

This Farmout Agreement shall be effective as of the date first above written.

WITNESS:	FARMOR:
CNX Gas Company LLC

By:	By:
William D. Gillenwater
Vice President

WITNESS:	FARMEE:
GeoMet, Inc.

By:	By:
J. Darby Seré
President

Exhibit C - 14

EXHIBIT D

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSUL Energy Inc. et a!., and

GeoMet, Inc. et al.

dated April 16, 2010

AREA OF MUTUAL INTEREST AGREEMENT

This Area of Mutual Interest Agreement (the “Agreement”) is entered into on this      day of April 2010, (“Effective Date” by and between CNX Gas Corporation (“CNX Gas”) Cardinal States Gathering Company and CNX Gas Company LLC (collectively, “CNX Parties”); CONSOL ENERGY INC., ISLAND CREEK COAL COMPANY, and CONSOLIDATION COAL COMPANY (collectively, “CONSOL Parties”), and GeoMet, Inc., GeoMet Gathering Company, LLC, GeoMet Operating Company, Inc., (“GeoMet Operating” (collectively, “GeoMet Parties”) Each of the aforementioned may be collectively referred to as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, GeoMet Operating wishes to obtain ownership and control of all CBM Interests (as defined below) in each of the coalbed methane units identified as “GeoMet Units” below and on the map attached hereto as Exhibit I;

WHEREAS, CNX Gas wishes to obtain ownership and control of all CBM Interests in each of the coalbed methane units identified as “CNX Units” below and on the map attached hereto as Exhibit I;

WHEREAS, the CNX Parties and GeoMet Parties have agreed that if any of the GeoMet Parties acquires any CBM Interests in the CNX Units then it shall notify CNX Gas and CNX Gas shall have an opportunity to purchase such CBM Interests subject to the terms and conditions set forth herein;

WHEREAS, the CNX Parties and GeoMet Parties have agreed that if any of the CNX Parties acquires any CBM Interests in the GeoMet Units then it shall notify GeoMet Operating and GeoMet Operating shall have an opportunity to purchase such CBM Interests subject however to the terms and conditions set forth herein;

WHEREAS, the CONSOL Parties and GeoMet Parties have agreed that if any CONSUL Party acquires any CBM Interests in the GeoMet Units and CNX Gas does not acquire the CBM Interest under the Master Separation Agreement (the “Master Agreement”) between the CONSUL Parties and CNX Gas, such CONSOL Party shall notify GeoMet Operating and GeoMet Operating shall have an opportunity to purchase such CBM Interests subject to the terms and conditions set forth herein;

Exhibit D - 1

NOW THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration including the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	A CBM Interest is defined as any interest in a lease, sub1ease a working interest under an operating agreement that becomes vested due to the drilling of a CBM well two years from the Effective Date of this Agreement in a GeoMet Unit or a CNX Unit, fee mineral interest, royalty interest, or overriding royalty interest, to the extent and only to the extent that it covers coalbed methane (“CBM”) underlying or within the GeoMet Units and the CNX Units; provided, however, specifically excluded from the definition of CBM Interest and excluded from this Agreement are (i) any interests of any CNX Party with respect to the acreage or lands subject to the Farmout Agreement from CNX Gas Company, LLC to GeoMet, Inc. entered into on even date herewith; (ii) any interests of any GeoMet Party with respect to the acreage or lands subject to the Partial Assignment of Farmout Agreement from GeoMet, Inc. to CNX Gas Company LLC entered into on even date herewith; (iii) any coal lease without an express demise of coalbed methane in the lease and (iv) any fee interest in coal without an express grant of coalbed methane in the conveyance document.

2. (a) The GeoMet Units are identified as:

A34, 35, 36, 37, 40, 41, 42, 43

B34, 35, 36, 39, 43, 44, 45, 46, 49, 50

C34, 35, 36, 37, 38, 43, 44, 45, 46, 47, 48

D33, 34, 35, 36, 37, 38, 43, 44, 45, 46

E33, 34, 35, 36, 37, 43, 44, 45, 46

F33, 34, 35, 36, 37, 38, 44, 45

WWW 40

XXX41, 42

YYY34, 35, 36, 37, 41, 42

ZZZ35, 36, 37, 39, 40, 41

(b) The CNX Units are identified as:

A31, 32, 33

B32, 33, 40, 41, 42, 52

Exhibit D - 2

C33, 39, 49, 50

D32,47

E32, 38

F32, 46

G37, 38, 45

YYY32, 33

ZZZ31, 32, 33,34

3.	If, not later than two years from the Effective Date of this Agreement, any of the GeoMet Parties acquires a CBM Interest in the CNX Units or any of the CNX Parties acquires a CBM Interest in the GeoMet Units (such acquiring Party referred to as “Acquiring Party” and such acquired CBM Interest in either the CNX Units or the GeoMet Units referred to as an “Acquired Interest”) then GeoMet Operating (if the Acquiring Party is one of the CNX Parties) or CNX Gas (if the Acquiring Party is one of the GeoMet Parties) (GeoMet Operating or CNX Gas as the case may be referred to as “Non-Acquiring Party” shall have the right but not the obligation to purchase from the Acquiring Party such Acquired Interest that is in the CNX Unit or GeoMet Unit respectively.

Additionally, if not later than two years from the Effective Date of this Agreement, any of the CONSOL Parties or any of their wholly owned subsidiaries (each a “Subsidiary”, collectively “Subsidiaries”) acquires any CBM Interests in the GeoMet Units and CNX Gas does not acquire such CBM Interest under the Master Agreement between the CONSOL Parties and CNX Gas, such CONSOL Party shall, or shall cause such of its Subsidiaries to, notify GeoMet Operating and GeoMet Operating shall have an opportunity to purchase such CBM Interests subject to the terms and conditions set forth herein. Furthermore, such CONSOL Party or Subsidiary shall be deemed to be the “Acquiring Party” with respect to the terms and conditions set forth below.

4.	In the event an Acquired Interest in either a CNX Unit or a GeoMet Unit is acquired in a cash transaction which is not part of a Package Deal as defined below, then the Acquiring Party shall provide written notice of such acquisition along with the terms of such acquisition (an “Offer Notice” to the Non-Acquiring Party, within forty-five (45) business days after the final closing and acquisition of such Acquired Interest; provided, however, if a CONSOL Party or a Subsidiary is providing the Offer Notice, the CONSOL party or such Subsidiary shall not be required provide the Offer Notice to GeoMet Operating until forty-five (45) business days after CNX Gas has rejected or has been deemed to have rejected the CONSUL Party’s or the Subsidiary’s offer under the terms of the Master Agreement. Unless prohibited by confidentiality provisions in the agreement through which the Acquired Interest was obtained by the Acquiring Party, the

Exhibit D - 3

Offer Notice shall include a copy of the agreement and related assignment by which the Acquiring Party acquired the Acquired Interest, showing the actual purchase price, as well as copies of all invoices supporting any outside lease broker costs incurred in the course of such acquisition (collectively, the “Cash Value” of the Acquired Interest); provided, however, in no event shall the Acquiring Party be obligated or required to provide a copy of any agreement involving or concerning non-relevant terms to the Acquired Interest. The Non-Acquiring Party shall have the right (but not the obligation) to acquire the Acquired Interest upon the same terms and conditions on which the Acquiring Party acquired the Acquired Interest, subject to paying the Acquiring Party the Cash Value. The Non-Acquiring Party shall have a period of sixty (60) days after receipt of the Offer Notice to notify the Acquiring Party in writing whether it elects to acquire the Acquired Interest. Failure to give timely notice of such election shall be deemed an election not to acquire the Acquired Interest. If the Non-Acquiring Party timely elects to acquire the Acquired Interest, then the Acquiring Party shall assign the Acquired Interest to the Non- Acquiring Party within thirty (30) days of such election, on substantially the same terms as provided in the agreements between the original third party seller and the Acquiring Party (with such changes as may be necessitated by the differences in parties) and simultaneously with the receipt of payment of Cash Value by the Non-Acquiring Party.

5.	In the event an Acquired Interest in either the CNX Unit or GeoMet Unit is not acquired in a cash transaction or is acquired in a cash transaction but includes other properties and interests including without limitation any acquisition of conventional oil and gas interests in acreage under either the CNX Units or the GeoMet Units in addition to the CBM Interests (“Package Deal”) then the Acquiring Party shall provide written notice of such acquisition (a “Package Deal Offer Notice”) and include in its Package Deal Offer Notice to the Non- Acquiring Party a statement of the estimated cash value of the Acquired Interest as reasonably estimated in good faith by the Acquiring Party which shall include reasonable estimates of any outside lease broker costs incurred in the course of such acquisition associated with the CBM Interests (“Package Deal Cash Value”) and the Acquiring Party shall also summarize and convey any other applicable terms and conditions to the Acquired Interest; provided, however in no event shall the Acquiring Party be obligated or required to provide a copy of any agreement involving or concerning the Package Deal. The Acquiring Party shall provide the Package Deal Offer Notice to the Non-Acquiring Party within sixty (60) business days after the final closing and acquisition of such Acquired Interest; provided, however, if a CONSOL Party or a Subsidiary is providing the Package Deal Offer Notice, the CONSOL party or such Subsidiary shall not be required provide the Package Deal Offer Notice to GeoMet Operating until sixty (60) business days after CNX Gas has rejected or has been deemed to have rejected the CONSOL Party’s or such Subsidiary’s offer under the terms of the Master Agreement. The Non-Acquiring Party shall have a period of sixty (60) days after receipt of the Package Deal Offer Notice to notify the Acquiring Party in writing whether it elects to acquire the Acquired Interest. Failure to give timely notice of such election shall be deemed an election not to acquire the Acquired Interest. If the Non- Acquiring Party timely elects to acquire the Acquired Interest, then the Acquiring Party shall assign the Acquired Interest to the Non-Acquiring Party within thirty (30) days of such election, on the terms and conditions summarized and conveyed by the Acquiring Party and simultaneously with the receipt of payment of Package Deal Cash Value by the Non- Acquiring Party.

Exhibit D - 4

6.	Notwithstanding anything to the contrary herein, no Party hereto: (i) has an obligation to acquire, whether offered to such Party or not, by inclusion in a broader deal or not, any CBM Interest whatsoever; or (ii) has an obligation to share any third party agreements that have restrictions of confidentiality with respect to any CBM Interests.

7.	The Cash Value or Package Deal Cash Value proposed by the Acquiring Party in its Offer Notice or Package Deal Offer Notice respectively shall be conclusively deemed correct unless the Non-Acquiring Party gives notice to the Acquiring Party within thirty (30) days of its receipt of such Offer Notice or Package Deal Offer Notice stating that it does not agree with such Cash Value or Package Deal Cash Value as applicable, stating what it believes to be the correct Cash Value or Package Deal Cash Value as applicable, and providing any supporting information that it believes is helpful. In such event, the Parties shall have fifteen (15) days in which to attempt to negotiate an agreement on the applicable Cash Value of Package Deal Cash Value. If no agreement has been reached by the end of such fifteen (15) day period, any Party may refer the matter to an independent expert for determination of the Cash Value or Package Deal Cash Value, provided that any Non-Acquiring Party may elect to revoke its notice of intention to purchase, by written notice to the other Party at any time prior to the time that the independent expert is retained pursuant to such provision. The Cash Value or Package Deal Cash Value to be submitted to the independent expert by the Acquiring Party shall be the Cash Value or Package Deal Cash Value as applicable provided by such Acquiring Party in the respective Offer Notice or Package Deal Offer Notice, and the Cash Value or Package Deal Cash Value to be submitted to the independent expert by each Non-Acquiring Party shall be the Cash Value or Package Deal Cash Value provided by such Non-Acquiring Party in the notice provided to the Acquiring Party pursuant to this section.

8.	If a Non-Acquiring Party elects not to acquire or fails to make a timely election to acquire the Acquired Interest, such Non-Acquiring Party shall have no further rights whatsoever with regard to the Acquired Interest.

9.	This Agreement shall not apply to acquisitions of interests in or the acquisition of any entity or entities directly or indirectly owning a CBM Interest in the GeoMet Units or the CNX Units.

10.	The Agreement shall terminate two years from the Effective Date.

11.	Any notice, request, statement or correspondence provided for in this Agreement, shall be given in writing, delivered in person or by United States mail, to the Parties at the addresses shown below or at such other addresses as may be hereafter furnished by one Party to the other Party in writing.

Exhibit D - 5

CONSOL Energy, Inc.

CNX Gas Company LLC.

2481 John Nash Blvd.

Bluefield, WV 24701

Attn: Attn: Land Manager

Telephone: (304) 323-6511

Fax: (304) 323-6555

GeoMet, Inc.

909 Fannin, Suite 1850

Houston, Texas 77010

Attn: President

Telephone: (713) 659-3855

Fax: (713) 659-3856

12.	The Parties agree to take all further action and to execute, have acknowledged and deliver all further documents that are necessary or useful to carry out the purposes of this Agreement.

13.	This Agreement may be executed in counterparts. Signatures on separate originals shall constitute and be of the same effect as signatures on the same original. Electronic and faxed signatures shall constitute original signatures.

14.	This Agreement may not be assigned by any Party hereto without the consent of the other Parties hereto.

15.	This Agreement shall be construed as a whole and in accordance with the fair meaning of its language. Each Party has cooperated and participated in the drafting and preparation of this Agreement, and therefore, in any construction to be made of this Agreement or any of its terms, both Parties shall be construed to be equally responsible for the drafting and preparation of the same.

16.	The waiver by one Party of the performance of any covenants, conditions, or promises shall not invalidate this Agreement, nor shall it be considered a waiver by it or any other Party of any other covenant, condition, or promise. The waiver by any Parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

17.	Any time period to be computed pursuant to this Agreement shall be computed by excluding the first day and including the last. If the last day falls on a Saturday, Sunday, or holiday, the last day shall be extended until the next calendar day.

18.	This Agreement does not confer any benefit on any third party and no third party shall be entitled to rely on or receive any benefit from or enforce any provision of this Agreement.

Exhibit D - 6

19.	This Agreement shall not be effective until executed and delivered by all Parties hereto.

20.	The terms and conditions of this Agreement shall be treated as confidential information by the Parties hereto and shall not be disclosed to any person or entity not a Party hereto without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary in the preceding sentence, the Agreement may be disclosed without prior written consent as provided by relevant state or federal laws or may be provided to each Party’s legal, accounting or other representatives or other persons who have been informed as to and agreed to comply with the duty of confidentiality hereunder. This Agreement shall not be recorded by the Parties hereto.

21.	THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT UNDER THIS AGREEMENT. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, or other similar rules, and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Arbitration proceedings hereunder shall be conducted at such place as the Parties to such arbitration shall mutually agree upon.

22.	NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY HERETO (OR ITS SHAREHOLDERS OR MEMBERS OR THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES) SHALL BE LIABLE FOR PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSSES OR DAMAGES WHATSOEVER FOR ANY MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT, INCLUDING LOSS OF PROFITS, WHETHER BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT LIABILITY (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STRICT LIABILITY, OR OTHER LEGAL THEORY, EXCEPT TO THE EXTENT OF THE EXPRESS REMEDIES PROVIDED FOR HEREIN. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED TO RELIEVE ANY PARTY OF ITS OBLIGATION TO MITIGATE DAMAGES FOR ANY OTHER PARTY’S BREACH.

23.	THE SOLE REMEDY FOR ANY LOSSES AND DAMAGES, NOT EXPRESSLY LIMITED OR EXCLUDED IN THIS AGREEMENT, FOR ANY MATTER RELATING TO OR ARISING OUT OF A BREACH OF THIS AGREEMENT SHALL BE SPECIFIC PERFORMANCE UNDER THIS AGREEMENT BY THE BREACHING PARTY.

IN WITNESS WHEREOF, the Parties have signed this document as of the              day of April, 2010.

Exhibit D - 7

CNX GAS COMPANY LLC	CARDINAL STATES GATHERING COMPANY

By:	By:
Name:	Name:
Title:	Title:

CNX GAS COMPANY LLC	CONSOL ENERGY, INC.

By:	By:
Name:	Name:
Title:	Title:

CONSOLIDATION COAL COMPANY	ISLAND CREEK COAL COMPAN

By:	By:
Name:	Name:
Title:	Title:

GEOMET GATHERING COMPANY, LLC	GEOMET, INC.

By:	By:
Name:	Name:
Title:	Title:

GEOMET OPERATING COMPANY, INC.

By:
Name:
Title:

Exhibit D - 8

EXHIBIT E-1

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSUL Energy Inc. et a!., and

GeoMet, Inc. et al.

dated April 16, 2010.

NON-EXCLUSIVE RIGHT-OF-WAY

(Roads, Pipelines and Power Lines)

COMMONWEALTH OF VIRGINIA	§
§
COUNTY OF BUCHANAN	§

THIS NON-EXCLUSIVE RIGHT-OF-WAY AGREEMENT (“Agreement”) is made and entered into, effective as of the              day of April     , 2010, (the “Effective Date”) by and between CNX Gas Company LLC, a Virginia limited liability company, with offices at 1000 CONSUL Energy Drive, Canonsburg, PA 15317, (the “Grantor”), and GeoMet Operating Company, Inc. an Alabama corporation, with offices at 5336 Stadium Trace Parkway, Suite 206, Birmingham, AL 35244, (the “Grantee”) (each a “Party”, collectively the “Parties”).

For and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration in hand paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, subject to the reservations, covenants, agreement and terms and conditions set forth herein the parties agree as follows:

1. CNX Gas Company LLC owns certain land that it acquired from Heartwood Forestland Fund and such property is shown shaded on Attachment I (the “Land”), and GeoMet Operating Company, Inc. desires an easement across the Land.

2. Grantor hereby grants, bargains and conveys a limited and non-exclusive easement to Grantee, its affiliates, successors and assigns on and across the Land in the location specifically shown on Attachment II (the “Easement”).The grant of this Easement is for the limited and non-exclusive purpose of (i) building, excavating, constructing, maintaining, operating and using a roadway to accommodate and facilitate Grantee’s operations in the vicinity of the Easement; (ii) for the purpose of laying, constructing, maintaining, operating and using pipelines and appurtenances thereto on the Easement for the transportation of oil, gas and other minerals, liquid or gaseous, their derivatives or products, water and any other substance that can be transported through said pipelines, or a mixture of any of the above (collectively, “Permitted Fluids”); and (iii) for the further purpose of erecting, maintaining, operating and using telegraph, telephone and powerlines and appurtenances thereto as may be necessary to Grantee’s operations, all such building, excavating, constructing, maintaining, operating, using, laying, and erecting to be conducted on and limited to the Easement (such roadway, pipelines and appurtenances, telegraph, telephone and powerlines and appurtenances hereinafter referred to as “Facilities”).

Exhibit E1 -1

3. The grant of this Easement is made together with the right to lay, construct, operate, inspect, maintain, repair, replace with same or different size pipe, renew, substitute and remove all Facilities useful or necessary in connection with the transportation, transmission and distribution of hydrocarbons, electric power and water or other Permitted Fluids upon, over, under and across the Easement.

4. The grant of this Easement further includes the right of ingress and egress in, on, over, across and through the Easement for any and all purposes necessary or convenient to the exercise by Grantee of the rights herein granted, including the right to remove from the Easement all bushes, trees, timber and parts thereof or other natural growing obstructions, which, in the opinion of Grantee endangers or may interfere with the efficiency, safety, or proper maintenance of the Easement; provided however, except for use of Access Roads, as set forth below, Grantee shall stay within the Easement as defined herein to exercise all rights of ingress and egress as set forth herein.

5. This grant is made by Grantor without any representation and warranty whatsoever including Grantor has made no covenant to Grantee for quiet enjoyment of the Easement or as to the condition thereof or as the condition of Grantor’s title. This grant of Easement is made expressly subject to all existing mineral agreements, easements, leases, servitudes and other existing contracts, grants, conveyances, reservations, licenses or agreements of whatsoever nature affecting the Easement and the Land. Without limitation of the foregoing, Grantor does not represent the correctness of the plat attached hereto as Attachment I or Attachment II, and nothing herein shall operate as an estoppel against Grantor in the event the Land and the Easement are not correctly shown thereon. Grantee has examined pertinent parts of the Easement, the Land and Access Roads, including without limitation, the improvements thereon, accepts this Easement in its present condition and assumes all risks incident thereto, and to any and all activities of it and its Agents. As used herein, “Agent(s)” means any Party’s contractors, agents, employees, invitees, subcontractors or other representatives.

6. Grantor expressly excepts and reserves from the grant of the Easement the entire ownership of the Land, expressly including without limitation, the coal, oil and gas arid timber estates and all other estates and rights in the Land, including coal, oil and gas and timber in the Land, all of which shall be dominant, and this Agreement is made subject to such excepted and reserved estates and rights and to all prior grants evidenced by instruments of record or which are evident by an inspection of the Land. The rights of Grantee herein authorized hereby are, and shall always be, subservient to the reserved and excepted estates. Accordingly, but not by way of limitation, the location of the Facilities or any portion thereof shall not unreasonably interfere with the development of the Land; it being expressly understood and agreed by and between the Parties hereto that the development of the Land may be by any technology, process, practice or means now known or hereafter invented or developed. It is further expressly understood and agreed by Grantee that Grantor or any of its lessees in the development of the Land shall have no duty to provide subjacent and lateral support for Grantee’s Facilities. Without limitation of the foregoing, and without payment of any kind except as expressly provided in this Agreement, if the Facilities or any portion thereof which the Grantee, by virtue of this Agreement, constructs or places on the Land should, in the sole judgment of Grantor, unreasonably interfere with the development of the Land, including without limitation the production and removal of the coal,

Exhibit E1 - 2

oil, gas and coalbed methane and any products or by-products thereof by any method now known or hereafter developed, the Grantee, at its sole risk and expense shall move the Facilities or any portion thereof to another location reasonably designated by the Grantor (which location shall be provided by the Grantor without additional charge and, subject to such other development, as close as reasonably possible to the original location and in a location which undertakes to minimize in all other respects the costs of such relocation) or shall reconstruct the same in a manner that will not unreasonably interfere with such development of the Land. Notwithstanding anything in this Easement to the contrary, nothing in this Agreement shall be construed as limiting or impairing in any manner the rights of the Grantor, its successors or assigns, to go upon and freely use the Land, Easement and Access Roads including, particularly, but without limitation, the right to grant to others agreements of any kind including mineral agreements and pipeline rights of ways or for Grantor or others to investigate, explore, drill for, mine, produce, store and transport all minerals whether from the Land or adjacent or in the vicinity thereof including without limitation coal, oil, gas and coalbed methane in, under or across the Land, all to the fullest extent possible. Grantor and/or its authorized Agents shall have the right to enter upon the Easement at any reasonable time and without notice or compensation to Grantee for operations thereon including coal, oil, gas, coalbed methane or other mineral exploration, surveying and development and related activities on or under the Easement or to inspect Grantee’s performance hereunder.

7. Grantee and its Agents shall observe and comply with any and all Legal Requirements. “Legal Requirement(s)” as used in this Agreement means any applicable federal, state, local, municipal, or other jurisdictional law, ordinance, principle of common law, code, regulation, rule, order, governmental authorization, statute or treaty federal, state, and local laws, ordinances, rules, regulations, orders, and decrees including without limitation those regarding the environment, natural resources and cultural resources.

8. Grantee and its Agents shall follow all applicable health and safety requirements in exercising its rights under this Agreement. Grantor shall have the right, but not the obligation, to impose reasonable rules concerning Grantee’s and its Agent’s conduct or activity on the Access Roads, Easement or Land. Notwithstanding the foregoing right of Grantor, Grantee shall be solely responsible for initiating, maintaining, implementing and supervising all health, safety and environmental precautions, rules and programs of Grantee and its Agents on the Easement. Grantee shall supervise and direct all Grantee’s and its Agent’s activities, using its best skill and attention. Grantee has the sole obligation to provide all necessary protection and supervision to regulate, control and maintain the safety of Grantee or any of its Agents. Grantee shall be responsible for the security of all property of Grantee or its Agents brought onto, located at, in or upon the Easement.

9. Grantee shall bury its pipelines a minimum of three feet at the time of construction and shall properly backfill and grade the Easement area so that the construction or maintenance of each pipeline will cause no appreciable adverse change in the normal grade of the Easement area; provided, however, Grantor may impose more stringent or deeper burial requirements if deemed necessary by Grantor using a commercially reasonable basis.

Exhibit E1 - 3

10. Grantee shall have responsibility of notifying Grantor of the location of the Facilities and shall advise Grantor of the location of the Facilities within sixty (60) days after construction is completed by providing Grantor with five (5) copies of as-built drawings showing the actual location of Grantee’s Facilities including any pipelines on the Easement with coordinates of any pipeline crossings. Grantee shall mark the Facilities in accordance with applicable Legal Requirements and Grantee shall ensure that the Facilities remains clearly marked and identified at all times consistent with any Legal Requirements including without limitation applicable coal mining regulations and/or statutes.

11. Grantee shall clear debris which is caused by its construction or installation of the Facilities provided for herein in a workmanlike manner and shall maintain the Easement free from unsightly and hazardous conditions arising from its operations.

12. Grantee is given a non-exclusive right to use the roads and bridges, if any, on the Land (such roads and bridges referred to collectively as “Access Roads”) Grantee at its sole cost and expense shall promptly restore, rebuild or repair all damage or deterioration caused by Grantee’s use of the Access Roads. Grantee understands and agrees that certain areas or portions of the Land, existing Access Roads and, certain areas adjacent thereto are or may become subject to various reclamation permits, and Grantee agrees not to disturb such once such permit is active. Grantor shall have no duty to maintain any Access Roads in existence or in useable condition. In the event general road maintenance is performed by Grantor or others authorized to do so, each user of such Access Roads, including Grantee, shall contribute to the costs thereof in proportion to each users including Grantor’s utilization of such Access Roads, as reasonably determined by Grantor. Grantee understands and agrees that the Access Roads are or may be used in connection with various operations on the Land, and other tracts owned or controlled by Grantor or its lessors or lessees, and that the Grantee shall coordinate its use of any such Access Road with Grantor or its lessors or lessees and that, from time to time, Grantor or its lessors or lessees or others authorized, in their reasonably exercised discretion, may direct Grantee temporarily to discontinue use of any Access Road due to weather conditions, order of governmental regulatory authority or because use of the Access Road is interfering or may interfere with other dominant activity on said tracts, and Grantee agrees to comply with such directions in such regard.

13. Grantee shall indemnify, defend, and save harmless Grantor and its parents, subsidiaries and related companies, and Grantor’s and any of its parents’, subsidiaries’ and related companies’ lessees, co-lessees, directors, joint venturers, officers, members, partners, invitees and Agents, (each including Grantor an “Indemnified Party” collectively, “Indemnified Parties” from and against the following:

a.	Any claims, losses, liabilities, damages, demands, obligations, fines, or civil penalties (“Claims”) regardless of when made or arising, in any way arising out of, connected with, or related to noncompliance by Grantee or any of its parents, subsidiaries and related companies, or Grantee’s or any of its parents’, subsidiaries’ and related companies’ lessees, co-lessees, directors, joint venturers, officers, members, partners, invitees and Agents (each including Grantee an “Indemnifying Party” collectively, “Indemnifying Parties” with any Legal Requirements;

Exhibit E1 - 4

b.	Any and all Claims, regardless of when made or arising, by and on behalf of any person, firm, corporation, or governmental agency, arising from or growing out of or in connection with operations or other activities of any Indemnifying Party on or in or with respect to the Easement, Land, or Access Roads specifically including without limitation any and all claims for personal injury, including death, and property damage and for salaries and wages and employee or former employee. medical, retirement and all other benefits, and any claim of any violation of any Legal Requirement arising from any Indemnifying Party’s actions or operations hereunder, together with all costs, fees, and expenses (including but not limited to court costs and reasonable attorney’s fees) connected with any of the above; and,

c.	Any and all Claims with respect to the environment or natural resources resulting from or connected with operations, acts and omissions of any Indemnifying Party on or in the vicinity of or with respect to the Access Roads, the Easement or the Land.

In case any action or proceeding is brought against an Indemnified Party by reason of any such Claim described in a., b. or c. of this Section, Grantee will pay the reasonable fees and expenses of counsel selected by Grantee and approved by Grantor to resist and defend such action or proceeding, and Grantee will satisfy any order or judgment against such Indemnified Party resulting therefrom. Grantee’ indemnity obligations under this Agreement shall not apply to or be enforceable by an Indemnified Party with respect to damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of such Indemnified Party.

14. Grantee agrees that during the Term (as defined below) of this Agreement no use, generation, release, manufacture, production, processing, treatment, storage, sale or disposal of any Hazardous Substance, as defined herein, on or from the Easement shall occur. Grantee also agrees that, in the operation of its business from and use of the Easement, it shall comply with all Legal Requirements including without limitation those for the protection of the environment, natural resources or safety or health of persons. Grantee shall be liable to the Indemnified Parties for any costs, damages, fines, penalties or other obligations arising from any release of a Hazardous Substance by any Indemnifying Party whether or not Grantee introduced the Hazardous Substance. “Hazardous Substances” as used in this Agreement means any and all chemical substances or pollutant known to be hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solid, liquid or gaseous, including but not limited to asbestos, radioactive materials, oil, gasoline, diesel. fuel and other hydrocarbons, and any other substances as defined as “hazardous wastes”, “hazardous substances”, “toxic substances”, “pollutants”, “contaminants”, or other similar designations, or any other material, the removal, storage or presence of which is regulated or required and/or the maintenance of which is penalized by the Resources Conservation Recovery Act, 42, U.S.C. §6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., the Clean Water Act, 33 U.S.C. §125 1, et seq., the Safe Drinking Water Act, 42 U.S.C. §300(f)-300(j) — 10, the Clean Air Act, 42 U.S.C. §7401, et seq., or any other, local, state or federal agency, authority, or governmental unit. Grantee shall be solely responsible for treatment of any water

Exhibit E1 - 5

discharge caused by or resulting from conduct of any Indemnifying Party’s performance or failure to perform under this Agreement, to the full extent required by any Legal Requirement. The obligations of Grantee under this Section are in addition to, not in lieu of, other Sections of this Agreement regarding indemnification. Grantee shall not permit animals, alcohol, drugs, firearms, hunting or any illegal or unlawful activity of any kind at the Easement. Grantee shall not dump or dispose of any waste or refuse on any portion of the Property. Grantee shall not permit any activity to be conducted at the Property except as otherwise specifically permitted in this Agreement.

15. Without limiting the generality of Grantees’ obligation to conduct its operations and activities hereunder in conformity with any Legal Requirements, Grantee agrees that it shall provide workers’ compensation coverage for its employees in accordance with applicable Legal Requirements. Within thirty (30) days of Grantor’s written request, Grantee shall request the applicable Workers’ Compensation Division to certify to Grantor that Grantee and its contractors, if any, performing work or other activities on the Land are in good standing with respect to their respective Workers’ Compensation accounts.

16. Without limiting Grantees undertaking to protect, indemnify, hold harmless, and defend Grantor and others, as provided in this Agreement, and without limiting the generality of Grantees’ obligation to conduct its operations and activities on the Easement or Access Roads in conformity with any Legal Requirements, Grantee agrees at its own cost to procure from insurance carriers acceptable to Grantor and keep in force the insurance and bonds listed below:

a.	Grantee shall carry commercial general liability insurance which shall include, by endorsement or otherwise, (i) blanket contractual liability, (ii) broad form property damage, (iii) explosive and collapse hazards, (iv) independent contractor’s protective liability and (v) personal injury, with limits of not less than $1,000,000.00 for each occurrence and in the aggregate as applicable for bodily injury and property damage to which this insurance applies.

b.	Grantee shall carry pollution legal liability coverage limited to (i) On-site cleanup of new conditions — each incident, (ii) Third party claims for off-site bodily injury and property damage, (iii) Third-party claims for off-site clean-up resulting from new conditions, (iv) Third party claims for off-site bodily injury and property damage, and (v) Pollution conditions resulting from transported cargo, with limits of not less than $1,000,000.

c.	Grantee shall carry Umbrella/Excess Liability Insurance with limits not less than $5,000,000 each occurrence/aggregate where applicable to be excess of coverage and limits required in this Agreement.

d.	Grantee shall carry business auto liability insurance on all Agreement motor vehicles owned, hired, or non-owned, which may be used or connected with any of the Grantees operations or other activities hereunder, with limits of not less than $1,000,000.00 for all liability arising out of injury to or death of one or more persons and arising out of damage to or destruction of property, including loss of use thereof, in any one occurrence.

Exhibit E1 - 6

The policy or policies providing the insurance required under this Agreement shall be occurrence coverage (all except the pollution legal liability). In addition, such insurance shall specifically name each Indemnified Party as additional insured parties and shall be endorsed to be primary insurance as respects any claims arising out of the performance of this Agreement, and shall be endorsed to provide that any insurance maintained by an Indemnified Party shall be excess of the Grantees’ insurance and shall not contribute to it. Such insurance shall be endorsed to specifically provide that it applies separately to each insured against which claim is made or suit is brought, except with respect to the limits of the insured’s liability, and that all rights of subrogation against Indemnified Parties and their insurers are waived. Grantee shall disclose any deductibles or self-insured retentions which must be declared to and be acceptable to Grantor. The policy shall be endorsed to state that coverage shall not be cancelled, non-renewed or materially changed, except after thirty (30) days prior written notice has been given to Grantor. These insurance requirements are minimum requirements and shall not limit Grantees’ liability to Grantor and other Indemnified Parties in any manner.

Grantor shall have the right to require complete copies of all required insurance policies at any time that are certified by Grantee as a true copy of the current policy. Before commencing any operations or other activities under this Agreement, Grantee shall furnish Grantor certificates of insurance. All certificates are to be received and acceptable to Grantor before operations or other activities commence. Grantee shall require its contractors, subcontractors and other agents performing operations or other activities on the tracts to obtain and maintain for the duration of such work insurance for the coverages, at the limits and in accordance with this Agreement.

17. Any increase in real or personal property taxes occasioned by this Agreement or Grantees’ activities on the Easement or the Access Roads shall be paid in total by Grantee or promptly reimbursed to Grantor upon proof of payment.

18. Grantee shall not permit any lien or encumbrance, other than by reason of its Credit Agreement with Bank of America, N.A., as administrative agent, as amended or replaced, through its fault or negligence or otherwise arising from its operations on the Easement or the Access Roads to accrue on the Land, the Access Roads, the Easement or any parts thereof, except a lien for ad valorem property taxes not due or payable. Should any encumbrance or lien on the Land, the Access Roads or the Easement accrue due to Grantee’s act or omission, Grantee shall cause the same to be promptly discharged and removed. If Grantee fails to discharge or remove any such lien or encumbrance, Grantor shall have the right, but not the obligation, to take such action as may be necessary to remove or satisfy the same; and Grantee shall be obligated to reimburse Grantor for any expense, disbursements or attorney’s fees necessarily incurred in protecting the Land, Easement or Access Roads or its other property from such liens and encumbrances and shall pay the same promptly within thirty (30) days of demand therefor, which demand is accompanied by backup invoices reflecting the payment of the amount being requested. Grantee, however, shall have the right to contest in the courts or otherwise the validity of any such lien.

19. If any provision of this Agreement is adjudicated and found to be against public policy, void, or otherwise unenforceable, then such provision shall be modified or deleted, in keeping with the express intent of the Parties hereto, as necessary to render all the remainder of this Agreement valid and enforceable. All such modifications or deletions shall be the minimum required to effect the foregoing.

Exhibit E1 - 7

20. Subject to the default provisions hereof, the term (“Term”) of the Agreement shall be from the Effective Date of this Agreement and continue for so long thereafter as Grantee shall use the said Easement; provided, however, this Agreement shall terminate upon abandonment by Grantee of the Easement which abandonment shall be deemed to occur if a period of more than two (2) years elapses without use of said Easement.

21. If Grantee violates any terms or conditions in this Agreement, Grantor may declare Grantee in default by written notice. If Grantee does not begin good faith efforts to cure such default within thirty days (30) days, Grantor shall have the following remedies, which may be exercised individually or cumulatively:

a.	Grantor may immediately terminate this Agreement by providing written notice of such termination to Grantee;

b.	Grantor may seek legal action against Grantee in court to recover possession of the Easement without giving Grantee prior notice to quit the Easement; or

c.	Grantor may seek legal action against Grantee for all damages, including reasonable attorney’s fees, resulting from Grantee’s violation of any terms or conditions in this Agreement.

Grantee shall diligently pursue the cure of any default. In addition to the remedies contained in this Agreement, Grantor may seek any other remedies allowed by law. All provisions herein contained concerning the remedy of Grantor in case of breach by Grantee of any condition, covenant or agreement herein contained, shall be deemed to be cumulative and not exclusive, and shall not deprive Grantor of any of its other legal or equitable remedies which may now or hereafter be provided under any Legal Requirement.

22. No delay or omission of Grantor to exercise any right, remedy or lien accruing upon any default or termination or otherwise available to it, shall impair, prejudice or waive any such right, remedy or lien, but every such right, remedy and lien may be exercised by Grantor on account of any subsequent breach in the same manner and to the same extent as if such delay or omission had not occurred.

23. If Grantee shall become insolvent, this Agreement shall terminate and Grantor may reenter and regain possession of the Land. Grantee shall be deemed insolvent if a receiver is appointed to take possession of all or substantially all of Grantee’s property, Grantee makes a general assignment for the benefit of creditors, or Grantee files a petition in bankruptcy, reorganization, or insolvency.

24. Any notice provided for or permitted herein to be given by either Party to the other Party shall be conclusively deemed to have been given upon receipt thereof, whether by United States mail, return receipt required, or by hand delivery at the mailing address hereinabove set forth.

Exhibit E1 - 8

25. In the event of reversion to Grantor of the Easement herein granted whether by termination or otherwise, Grantee shall remove all above ground Facilities and, if requested by Grantor using a commercially reasonable basis or required by any Legal Requirement, remove all below ground Facilities, and restore said Easement, except as to timber and other forest products removed hereunder, and shall reclaim said Easement in accordance with any Legal Requirement.

26. This Agreement conveys only the rights herein specifically set out. No right of ownership of any nature is vested in Grantee in and to the Land, Access Roads or the Easement. This Agreement embodies the entire understanding of the Parties, and may be amended or modified only by subsequent written agreement of the Parties.

27. This Agreement and the rights granted hereunder shall be covenants running with the land and binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto. The rights herein granted shall not be transferred, assigned or sublet, in whole or in part, without the prior written consent of Grantor which shall not be unreasonably withheld.

28. Upon the termination of this Agreement, Grantee shall execute and deliver to Grantor in such form as will permit recordation of the same, a written release of this Agreement and relinquishment of all the right, title and interest acquired under this Agreement in and to the Easement, including such property as Grantee may be permitted to leave on the Easement.

29. Nothing herein contained or hereby implied including, without limitation, rights reserved by Grantor to use the Land, Access Roads or Easement shall be construed as creating or constituting, by implication or otherwise, an obligation of or right in Grantor to control or otherwise correct Grantees’ acts and omissions or a lessening of Grantees’ duties to indemnify Grantor and others and provide insurance herein required, or any relationship of partnership, joint venture, agency of employer and employee between Grantor on the one hand and Grantee on the other hand. Grantee shall in no way be considered an agent, contractor or employee of Grantor. Grantee shall be solely responsible for and have control over the means, methods, techniques, sequences and procedures used by the Grantee or any of its Agents. Grantor disclaims any right to control Grantee’s or any of its Agents’ manners of performance.

30. The waiver, in whole or in part, of any of the terms or conditions hereof shall be limited to the act or acts consulting such breach, and shall never be construed as being a continuing or permanent waiver of any of such terms or conditions or as a wavier of any other terms and conditions hereof, all of which shall be and remain in full effect notwithstanding any such waiver.

31. This Agreement shall be construed as a whole and in accordance with the fair meaning of its language. Each Party has cooperated and participated in the drafting and preparation of this Agreement, and therefore, in any construction to be made of this Agreement or any of its terms, both Parties shall be construed to be equally responsible for the drafting and preparation of the same.

Exhibit E1 - 9

32. Any time period to be computed pursuant to this Agreement shall be computed by excluding the first day and including the last. Unless the language at issue under this Agreement indicates otherwise, if the last day falls on a Saturday, Sunday, or holiday, the last day shall be extended until the next calendar day.

33. This Agreement does not confer any benefit on any third party and no third party shall be entitled to rely on or receive any benefit from or enforce any provision of this Agreement.

34. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT UNDER THIS AGREEMENT. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Arbitration proceedings hereunder shall be conducted at such place as the Parties to such arbitration shall mutually agree upon One Party shall pick one arbitrator and the other Party shall pick one arbitrator. The two arbitrators shall pick a third arbitrator.

35. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY HERETO (OR ITS SHAREHOLDERS OR MEMBERS OR THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES) SHALL BE LIABLE FOR PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSSES OR DAMAGES WHATSOEVER FOR ANY MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT, INCLUDING LOSS OF PROFITS, WHETHER BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT LIABILITY (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STRICT LIABILITY, OR OTHER LEGAL THEORY, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED TO RELIEVE ANY PARTY OF ITS OBLIGATION TO MITIGATE DAMAGES FOR ANY OTHER PARTY’S BREACH.

36. THE TOTAL MONETARY AMOUNT FOR ANY LOSSES AND DAMAGES, NOT EXPRESSLY LIMITED OR EXCLUDED IN THIS AGREEMENT, FOR ANY MATTER RELATING TO OR ARISING OUT OF A BREACH OF THIS AGREEMENT THAT ANY PARTY HERETO SHALL BE OBLIGATED TO PAY TO ANOTHER PARTY HERETO SHALL NOT EXCEED AN AMOUNT EQUAL TO THE ACTUAL, DIRECT LOSSES OR DAMAGES SUSTAINED BY SUCH PARTY FOR SUCH MATTER.

37. This grant may be executed in counterparts. Signatures on separate originals shall constitute and be of the same effect as signatures on the same original. Electronic and faxed signatures shall constitute original signatures.

38. The following Sections shall survive for a period of three years following the expiration or termination of this Agreement: 5, 7, 8, 13, 14, 16, 17, 18, 25, 28, 34, 35, and 36; provided, however, that Grantee’s liability for any environmental damages as set forth in Section 14 and Grantee’s obligation under Section 13 to indemnify Grantor for such environmental damages shall survive the expiration or termination of this Agreement without limit.

Exhibit E1 - 10

39. The Parties covenant and agree to execute such other and further instruments and documents as are necessary or convenient to effectuate and carry out the purpose of this Agreement, including a Memorandum of Agreement to be filed in the records of Buchanan County, Virginia.

IN WITNESS WHEREOF, this Agreement is executed by the Parties hereto as of the dates of their respective acknowledgements but is effective as of the first date mentioned hereinabove.

CNX GAS COMPANY LLC	GEOMET OPERATING COMPANY, INC.

Name:	Name: J. Darby Seré
Title:	Title: President

Exhibit E1 - 11

EXHIBIT E -2

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSOL Energy Inc. et al., and

GeoMet, Inc. et al.

dated April 16, 2010

NON-EXCLUSIVE RIGHT-OF-WAY

(Roads, Pipelines and Power Lines)

COMMONWEALTH OF VIRGINIA	§
§
COUNTY OF BUCHANAN	§

THIS NON-EXCLUSIVE RIGHT-OF-WAY AGREEMENT (“Agreement”) is made and entered into, effective as of the              day of April     , 2010, (the “Effective Date”) by and between CNX Gas Company LLC, a Virginia limited liability company, with offices at 1000 CONSUL Energy Drive, Canonsburg, PA 15317, (the “Grantor”), and GeoMet Operating Company, Inc. an Alabama corporation, with offices at 5336 Stadium Trace Parkway, Suite 206, Birmingham, AL 35244, (the “Grantee”) (each a “Party”, collectively the “Parties”).

For and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration in hand paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, subject to the reservations, covenants, agreement and terms and conditions set forth herein the parties agree as follows:

1. CNX Gas Company LLC owns certain land that it acquired from Heartwood Forestland Fund and such property is shown shaded on Attachment I (the “Land”), and GeoMet Operating Company, Inc. desires an easement across the Land.

2. Grantor hereby grants, bargains and conveys a limited and non-exclusive easement to Grantee, its affiliates, successors and assigns on and across the Land in the location specifically shown on Attachment II (the “Easement”).The grant of this Easement is for the limited and non-exclusive purpose of (i) building, excavating, constructing, maintaining, operating and using a roadway to accommodate and facilitate Grantee’s operations in the vicinity of the Easement; (ii) for the purpose of laying, constructing, maintaining, operating and using pipelines and appurtenances thereto on the Easement for the transportation of oil, gas and other minerals, liquid or gaseous, their derivatives or products, water and any other substance that can be transported through said pipelines, or a mixture of any of the above (collectively, “Permitted Fluids”); and (iii) for the further purpose of erecting, maintaining, operating and using telegraph, telephone and powerlines and appurtenances thereto as may be necessary to Grantee’s operations, all such building, excavating, constructing, maintaining, operating, using, laying, and erecting to be conducted on and limited to the Easement (such roadway, pipelines and appurtenances, telegraph, telephone and powerlines and appurtenances hereinafter referred to as “Facilities”).

Exhibit E2 - 1

3. The grant of this Easement is made together with the right to lay, construct, operate, inspect, maintain, repair, replace with same or different size pipe, renew, substitute and remove all Facilities useful or necessary in connection with the transportation, transmission and distribution of hydrocarbons, electric power and water or other Permitted Fluids upon, over, under and across the Easement.

4. The grant of this Easement further includes the right of ingress and egress in, on, over, across and through the Easement for any and all purposes necessary or convenient to the exercise by Grantee of the rights herein granted, including the right to remove from the Easement all bushes, trees, timber and parts thereof or other natural growing obstructions, which, in the opinion of Grantee endangers or may interfere with the efficiency, safety, or proper maintenance of the Easement; provided however, except for use of Access Roads, as set forth below, Grantee shall stay within the Easement as defined herein to exercise all rights of ingress and egress as set forth herein.

5. This grant is made by Grantor without any representation and warranty whatsoever including Grantor has made no covenant to Grantee for quiet enjoyment of the Easement or as to the condition thereof or as the condition of Grantor’s title. This grant of Easement is made expressly subject to all existing mineral agreements, easements, leases, servitudes and other existing contracts, grants, conveyances, reservations, licenses or agreements of whatsoever nature affecting the Easement and the Land. Without limitation of the foregoing, Grantor does not represent the correctness of the plat attached hereto as Attachment I or Attachment II, and nothing herein shall operate as an estoppel against Grantor in the event the Land and the Easement are not correctly shown thereon. Grantee has examined pertinent parts of the Easement, the Land and Access Roads, including without limitation, the improvements thereon, accepts this Easement in its present condition and assumes all risks incident thereto, and to any and all activities of it and its Agents. As used herein, “Agent(s)” means any Party’s contractors, agents, employees, invitees, subcontractors or other representatives.

6. Grantor expressly excepts and reserves from the grant of the Easement the entire ownership of the Land, expressly including without limitation, the coal, oil and gas arid timber estates and all other estates and rights in the Land, including coal, oil and gas and timber in the Land, all of which shall be dominant, and this Agreement is made subject to such excepted and reserved estates and rights and to all prior grants evidenced by instruments of record or which are evident by an inspection of the Land. The rights of Grantee herein authorized hereby are, and shall always be, subservient to the reserved and excepted estates. Accordingly, but not by way of limitation, the location of the Facilities or any portion thereof shall not unreasonably interfere with the development of the Land; it being expressly understood and agreed by and between the Parties hereto that the development of the Land may be by any technology, process, practice or means now known or hereafter invented or developed. It is further expressly understood and agreed by Grantee that Grantor or any of its lessees in the development of the Land shall have no duty to provide subjacent and lateral support for Grantee’s Facilities. Without limitation of the foregoing, and without payment of any kind except as expressly provided in this Agreement, if the Facilities or any portion thereof which the Grantee, by virtue of this Agreement, constructs or places on the Land should, in the sole judgment of Grantor, unreasonably interfere with the development of the Land, including without limitation the production and removal of the coal,

Exhibit E2 - 2

oil, gas and coalbed methane and any products or by-products thereof by any method now known or hereafter developed, the Grantee, at its sole risk and expense shall move the Facilities or any portion thereof to another location reasonably designated by the Grantor (which location shall be provided by the Grantor without additional charge and, subject to such other development, as close as reasonably possible to the original location and in a location which undertakes to minimize in all other respects the costs of such relocation) or shall reconstruct the same in a manner that will not unreasonably interfere with such development of the Land. Notwithstanding anything in this Easement to the contrary, nothing in this Agreement shall be construed as limiting or impairing in any manner the rights of the Grantor, its successors or assigns, to go upon and freely use the Land, Easement and Access Roads including, particularly, but without limitation, the right to grant to others agreements of any kind including mineral agreements and pipeline rights of ways or for Grantor or others to investigate, explore, drill for, mine, produce, store and transport all minerals whether from the Land or adjacent or in the vicinity thereof including without limitation coal, oil, gas and coalbed methane in, under or across the Land, all to the fullest extent possible. Grantor and/or its authorized Agents shall have the right to enter upon the Easement at any reasonable time and without notice or compensation to Grantee for operations thereon including coal, oil, gas, coalbed methane or other mineral exploration, surveying and development and related activities on or under the Easement or to inspect Grantee’s performance hereunder.

7. Grantee and its Agents shall observe and comply with any and all Legal Requirements. “Legal Requirement(s)” as used in this Agreement means any applicable federal, state, local, municipal, or other jurisdictional law, ordinance, principle of common law, code, regulation, rule, order, governmental authorization, statute or treaty federal, state, and local laws, ordinances, rules, regulations, orders, and decrees including without limitation those regarding the environment, natural resources and cultural resources.

8. Grantee and its Agents shall follow all applicable health and safety requirements in exercising its rights under this Agreement. Grantor shall have the right, but not the obligation, to impose reasonable rules concerning Grantee’s and its Agent’s conduct or activity on the Access Roads, Easement or Land. Notwithstanding the foregoing right of Grantor, Grantee shall be solely responsible for initiating, maintaining, implementing and supervising all health, safety and environmental precautions, rules and programs of Grantee and its Agents on the Easement. Grantee shall supervise and direct all Grantee’s and its Agent’s activities, using its best skill and attention. Grantee has the sole obligation to provide all necessary protection and supervision to regulate, control and maintain the safety of Grantee or any of its Agents. Grantee shall be responsible for the security of all property of Grantee or its Agents brought onto, located at, in or upon the Easement.

9. Grantee shall bury its pipelines a minimum of three feet at the time of construction and shall properly backfill and grade the Easement area so that the construction or maintenance of each pipeline will cause no appreciable adverse change in the normal grade of the Easement area; provided, however, Grantor may impose more stringent or deeper burial requirements if deemed necessary by Grantor using a commercially reasonable basis.

Exhibit E2 - 3

10. Grantee shall have responsibility of notifying Grantor of the location of the Facilities and shall advise Grantor of the location of the Facilities within sixty (60) days after construction is completed by providing Grantor with five (5) copies of as-built drawings showing the actual location of Grantee’s Facilities including any pipelines on the Easement with coordinates of any pipeline crossings. Grantee shall mark the Facilities in accordance with applicable Legal Requirements and Grantee shall ensure that the Facilities remains clearly marked and identified at all times consistent with any Legal Requirements including without limitation applicable coal mining regulations and/or statutes.

11. Grantee shall clear debris which is caused by its construction or installation of the Facilities provided for herein in a workmanlike manner and shall maintain the Easement free from unsightly and hazardous conditions arising from its operations.

12. Grantee is given a non-exclusive right to use the roads and bridges, if any, on the Land (such roads and bridges referred to collectively as “Access Roads”) Grantee at its sole cost and expense shall promptly restore, rebuild or repair all damage or deterioration caused by Grantee’s use of the Access Roads. Grantee understands and agrees that certain areas or portions of the Land, existing Access Roads and, certain areas adjacent thereto are or may become subject to various reclamation permits, and Grantee agrees not to disturb such once such permit is active. Grantor shall have no duty to maintain any Access Roads in existence or in useable condition. In the event general road maintenance is performed by Grantor or others authorized to do so, each user of such Access Roads, including Grantee, shall contribute to the costs thereof in proportion to each users including Grantor’s utilization of such Access Roads, as reasonably determined by Grantor. Grantee understands and agrees that the Access Roads are or may be used in connection with various operations on the Land, and other tracts owned or controlled by Grantor or its lessors or lessees, and that the Grantee shall coordinate its use of any such Access Road with Grantor or its lessors or lessees and that, from time to time, Grantor or its lessors or lessees or others authorized, in their reasonably exercised discretion, may direct Grantee temporarily to discontinue use of any Access Road due to weather conditions, order of governmental regulatory authority or because use of the Access Road is interfering or may interfere with other dominant activity on said tracts, and Grantee agrees to comply with such directions in such regard.

13. Grantee shall indemnify, defend, and save harmless Grantor and its parents, subsidiaries and related companies, and Grantor’s and any of its parents’, subsidiaries’ and related companies’ lessees, co-lessees, directors, joint venturers, officers, members, partners, invitees and Agents, (each including Grantor an “Indemnified Party” collectively, “Indemnified Parties” from and against the following:

a.	Any claims, losses, liabilities, damages, demands, obligations, fines, or civil penalties (“Claims”) regardless of when made or arising, in any way arising out of, connected with, or related to noncompliance by Grantee or any of its parents, subsidiaries and related companies, or Grantee’s or any of its parents’, subsidiaries’ and related companies’ lessees, co-lessees, directors, joint venturers, officers, members, partners, invitees and Agents (each including Grantee an “Indemnifying Party” collectively, “Indemnifying Parties” with any Legal Requirements;

Exhibit E2 - 4

b.	Any and all Claims, regardless of when made or arising, by and on behalf of any person, firm, corporation, or governmental agency, arising from or growing out of or in connection with operations or other activities of any Indemnifying Party on or in or with respect to the Easement, Land, or Access Roads specifically including without limitation any and all claims for personal injury, including death, and property damage and for salaries and wages and employee or former employee. medical, retirement and all other benefits, and any claim of any violation of any Legal Requirement arising from any Indemnifying Party’s actions or operations hereunder, together with all costs, fees, and expenses (including but not limited to court costs and reasonable attorney’s fees) connected with any of the above; and,

c.	Any and all Claims with respect to the environment or natural resources resulting from or connected with operations, acts and omissions of any Indemnifying Party on or in the vicinity of or with respect to the Access Roads, the Easement or the Land.

In case any action or proceeding is brought against an Indemnified Party by reason of any such Claim described in a., b. or c. of this Section, Grantee will pay the reasonable fees and expenses of counsel selected by Grantee and approved by Grantor to resist and defend such action or proceeding, and Grantee will satisfy any order or judgment against such Indemnified Party resulting therefrom. Grantee’ indemnity obligations under this Agreement shall not apply to or be enforceable by an Indemnified Party with respect to damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of such Indemnified Party.

14. Grantee agrees that during the Term (as defined below) of this Agreement no use, generation, release, manufacture, production, processing, treatment, storage, sale or disposal of any Hazardous Substance, as defined herein, on or from the Easement shall occur. Grantee also agrees that, in the operation of its business from and use of the Easement, it shall comply with all Legal Requirements including without limitation those for the protection of the environment, natural resources or safety or health of persons. Grantee shall be liable to the Indemnified Parties for any costs, damages, fines, penalties or other obligations arising from any release of a Hazardous Substance by any Indemnifying Party whether or not Grantee introduced the Hazardous Substance. “Hazardous Substances” as used in this Agreement means any and all chemical substances or pollutant known to be hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solid, liquid or gaseous, including but not limited to asbestos, radioactive materials, oil, gasoline, diesel. fuel and other hydrocarbons, and any other substances as defined as “hazardous wastes”, “hazardous substances”, “toxic substances”, “pollutants”, “contaminants”, or other similar designations, or any other material, the removal, storage or presence of which is regulated or required and/or the maintenance of which is penalized by the Resources Conservation Recovery Act, 42, U.S.C. §6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601, et seq., the Clean Water Act, 33 U.S.C. §125 1, et seq., the Safe Drinking Water Act, 42 U.S.C. §300(f)-300(j) — 10, the Clean Air Act, 42 U.S.C. §7401, et seq., or any other, local, state or federal agency, authority, or governmental unit. Grantee shall be solely responsible for treatment of any water

Exhibit E2 - 5

discharge caused by or resulting from conduct of any Indemnifying Party’s performance or failure to perform under this Agreement, to the full extent required by any Legal Requirement. The obligations of Grantee under this Section are in addition to, not in lieu of, other Sections of this Agreement regarding indemnification. Grantee shall not permit animals, alcohol, drugs, firearms, hunting or any illegal or unlawful activity of any kind at the Easement. Grantee shall not dump or dispose of any waste or refuse on any portion of the Property. Grantee shall not permit any activity to be conducted at the Property except as otherwise specifically permitted in this Agreement.

15. Without limiting the generality of Grantees’ obligation to conduct its operations and activities hereunder in conformity with any Legal Requirements, Grantee agrees that it shall provide workers’ compensation coverage for its employees in accordance with applicable Legal Requirements. Within thirty (30) days of Grantor’s written request, Grantee shall request the applicable Workers’ Compensation Division to certify to Grantor that Grantee and its contractors, if any, performing work or other activities on the Land are in good standing with respect to their respective Workers’ Compensation accounts.

16. Without limiting Grantees undertaking to protect, indemnify, hold harmless, and defend Grantor and others, as provided in this Agreement, and without limiting the generality of Grantees’ obligation to conduct its operations and activities on the Easement or Access Roads in conformity with any Legal Requirements, Grantee agrees at its own cost to procure from insurance carriers acceptable to Grantor and keep in force the insurance and bonds listed below:

a.	Grantee shall carry commercial general liability insurance which shall include, by endorsement or otherwise, (i) blanket contractual liability, (ii) broad form property damage, (iii) explosive and collapse hazards, (iv) independent contractor’s protective liability and (v) personal injury, with limits of not less than $1,000,000.00 for each occurrence and in the aggregate as applicable for bodily injury and property damage to which this insurance applies.

b.	Grantee shall carry pollution legal liability coverage limited to (i) On-site cleanup of new conditions — each incident, (ii) Third party claims for off-site bodily injury and property damage, (iii) Third-party claims for off-site clean-up resulting from new conditions, (iv) Third party claims for off-site bodily injury and property damage, and (v) Pollution conditions resulting from transported cargo, with limits of not less than $1,000,000.

c.	Grantee shall carry Umbrella/Excess Liability Insurance with limits not less than $5,000,000 each occurrence/aggregate where applicable to be excess of coverage and limits required in this Agreement.

d.	Grantee shall carry business auto liability insurance on all Agreement motor vehicles owned, hired, or non-owned, which may be used or connected with any of the Grantees operations or other activities hereunder, with limits of not less than $1,000,000.00 for all liability arising out of injury to or death of one or more persons and arising out of damage to or destruction of property, including loss of use thereof, in any one occurrence.

Exhibit E2 - 6

The policy or policies providing the insurance required under this Agreement shall be occurrence coverage (all except the pollution legal liability). In addition, such insurance shall specifically name each Indemnified Party as additional insured parties and shall be endorsed to be primary insurance as respects any claims arising out of the performance of this Agreement, and shall be endorsed to provide that any insurance maintained by an Indemnified Party shall be excess of the Grantees’ insurance and shall not contribute to it. Such insurance shall be endorsed to specifically provide that it applies separately to each insured against which claim is made or suit is brought, except with respect to the limits of the insured’s liability, and that all rights of subrogation against Indemnified Parties and their insurers are waived. Grantee shall disclose any deductibles or self-insured retentions which must be declared to and be acceptable to Grantor. The policy shall be endorsed to state that coverage shall not be cancelled, non-renewed or materially changed, except after thirty (30) days prior written notice has been given to Grantor. These insurance requirements are minimum requirements and shall not limit Grantees’ liability to Grantor and other Indemnified Parties in any manner.

Grantor shall have the right to require complete copies of all required insurance policies at any time that are certified by Grantee as a true copy of the current policy. Before commencing any operations or other activities under this Agreement, Grantee shall furnish Grantor certificates of insurance. All certificates are to be received and acceptable to Grantor before operations or other activities commence. Grantee shall require its contractors, subcontractors and other agents performing operations or other activities on the tracts to obtain and maintain for the duration of such work insurance for the coverages, at the limits and in accordance with this Agreement.

17. Any increase in real or personal property taxes occasioned by this Agreement or Grantees’ activities on the Easement or the Access Roads shall be paid in total by Grantee or promptly reimbursed to Grantor upon proof of payment.

18. Grantee shall not permit any lien or encumbrance, other than by reason of its Credit Agreement with Bank of America, N.A., as administrative agent, as amended or replaced, through its fault or negligence or otherwise arising from its operations on the Easement or the Access Roads to accrue on the Land, the Access Roads, the Easement or any parts thereof, except a lien for ad valorem property taxes not due or payable. Should any encumbrance or lien on the Land, the Access Roads or the Easement accrue due to Grantee’s act or omission, Grantee shall cause the same to be promptly discharged and removed. If Grantee fails to discharge or remove any such lien or encumbrance, Grantor shall have the right, but not the obligation, to take such action as may be necessary to remove or satisfy the same; and Grantee shall be obligated to reimburse Grantor for any expense, disbursements or attorney’s fees necessarily incurred in protecting the Land, Easement or Access Roads or its other property from such liens and encumbrances and shall pay the same promptly within thirty (30) days of demand therefor, which demand is accompanied by backup invoices reflecting the payment of the amount being requested. Grantee, however, shall have the right to contest in the courts or otherwise the validity of any such lien.

19. If any provision of this Agreement is adjudicated and found to be against public policy, void, or otherwise unenforceable, then such provision shall be modified or deleted, in keeping with the express intent of the Parties hereto, as necessary to render all the remainder of this Agreement valid and enforceable. All such modifications or deletions shall be the minimum required to effect the foregoing.

Exhibit E2 - 7

20. Subject to the default provisions hereof, the term (“Term”) of the Agreement shall be from the Effective Date of this Agreement and continue for so long thereafter as Grantee shall use the said Easement; provided, however, this Agreement shall terminate upon abandonment by Grantee of the Easement which abandonment shall be deemed to occur if a period of more than two (2) years elapses without use of said Easement.

21. If Grantee violates any terms or conditions in this Agreement, Grantor may declare Grantee in default by written notice. If Grantee does not begin good faith efforts to cure such default within thirty days (30) days, Grantor shall have the following remedies, which may be exercised individually or cumulatively:

a.	Grantor may immediately terminate this Agreement by providing written notice of such termination to Grantee;

b.	Grantor may seek legal action against Grantee in court to recover possession of the Easement without giving Grantee prior notice to quit the Easement; or

c.	Grantor may seek legal action against Grantee for all damages, including reasonable attorney’s fees, resulting from Grantee’s violation of any terms or conditions in this Agreement.

Grantee shall diligently pursue the cure of any default. In addition to the remedies contained in this Agreement, Grantor may seek any other remedies allowed by law. All provisions herein contained concerning the remedy of Grantor in case of breach by Grantee of any condition, covenant or agreement herein contained, shall be deemed to be cumulative and not exclusive, and shall not deprive Grantor of any of its other legal or equitable remedies which may now or hereafter be provided under any Legal Requirement.

22. No delay or omission of Grantor to exercise any right, remedy or lien accruing upon any default or termination or otherwise available to it, shall impair, prejudice or waive any such right, remedy or lien, but every such right, remedy and lien may be exercised by Grantor on account of any subsequent breach in the same manner and to the same extent as if such delay or omission had not occurred.

23. If Grantee shall become insolvent, this Agreement shall terminate and Grantor may reenter and regain possession of the Land. Grantee shall be deemed insolvent if a receiver is appointed to take possession of all or substantially all of Grantee’s property, Grantee makes a general assignment for the benefit of creditors, or Grantee files a petition in bankruptcy, reorganization, or insolvency.

24. Any notice provided for or permitted herein to be given by either Party to the other Party shall be conclusively deemed to have been given upon receipt thereof, whether by United States mail, return receipt required, or by hand delivery at the mailing address hereinabove set forth.

Exhibit E2 - 8

25. In the event of reversion to Grantor of the Easement herein granted whether by termination or otherwise, Grantee shall remove all above ground Facilities and, if requested by Grantor using a commercially reasonable basis or required by any Legal Requirement, remove all below ground Facilities, and restore said Easement, except as to timber and other forest products removed hereunder, and shall reclaim said Easement in accordance with any Legal Requirement.

26. This Agreement conveys only the rights herein specifically set out. No right of ownership of any nature is vested in Grantee in and to the Land, Access Roads or the Easement. This Agreement embodies the entire understanding of the Parties, and may be amended or modified only by subsequent written agreement of the Parties.

27. This Agreement and the rights granted hereunder shall be covenants running with the land and binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto. The rights herein granted shall not be transferred, assigned or sublet, in whole or in part, without the prior written consent of Grantor which shall not be unreasonably withheld.

28. Upon the termination of this Agreement, Grantee shall execute and deliver to Grantor in such form as will permit recordation of the same, a written release of this Agreement and relinquishment of all the right, title and interest acquired under this Agreement in and to the Easement, including such property as Grantee may be permitted to leave on the Easement.

29. Nothing herein contained or hereby implied including, without limitation, rights reserved by Grantor to use the Land, Access Roads or Easement shall be construed as creating or constituting, by implication or otherwise, an obligation of or right in Grantor to control or otherwise correct Grantees’ acts and omissions or a lessening of Grantees’ duties to indemnify Grantor and others and provide insurance herein required, or any relationship of partnership, joint venture, agency of employer and employee between Grantor on the one hand and Grantee on the other hand. Grantee shall in no way be considered an agent, contractor or employee of Grantor. Grantee shall be solely responsible for and have control over the means, methods, techniques, sequences and procedures used by the Grantee or any of its Agents. Grantor disclaims any right to control Grantee’s or any of its Agents’ manners of performance.

30. The waiver, in whole or in part, of any of the terms or conditions hereof shall be limited to the act or acts consulting such breach, and shall never be construed as being a continuing or permanent waiver of any of such terms or conditions or as a wavier of any other terms and conditions hereof, all of which shall be and remain in full effect notwithstanding any such waiver.

31. This Agreement shall be construed as a whole and in accordance with the fair meaning of its language. Each Party has cooperated and participated in the drafting and preparation of this Agreement, and therefore, in any construction to be made of this Agreement or any of its terms, both Parties shall be construed to be equally responsible for the drafting and preparation of the same.

Exhibit E2 - 9

32. Any time period to be computed pursuant to this Agreement shall be computed by excluding the first day and including the last. Unless the language at issue under this Agreement indicates otherwise, if the last day falls on a Saturday, Sunday, or holiday, the last day shall be extended until the next calendar day.

33. This Agreement does not confer any benefit on any third party and no third party shall be entitled to rely on or receive any benefit from or enforce any provision of this Agreement.

34. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT UNDER THIS AGREEMENT. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Arbitration proceedings hereunder shall be conducted at such place as the Parties to such arbitration shall mutually agree upon One Party shall pick one arbitrator and the other Party shall pick one arbitrator. The two arbitrators shall pick a third arbitrator.

35. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY HERETO (OR ITS SHAREHOLDERS OR MEMBERS OR THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES) SHALL BE LIABLE FOR PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL LOSSES OR DAMAGES WHATSOEVER FOR ANY MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT, INCLUDING LOSS OF PROFITS, WHETHER BASED UPON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT LIABILITY (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STRICT LIABILITY, OR OTHER LEGAL THEORY, NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED TO RELIEVE ANY PARTY OF ITS OBLIGATION TO MITIGATE DAMAGES FOR ANY OTHER PARTY’S BREACH.

36. THE TOTAL MONETARY AMOUNT FOR ANY LOSSES AND DAMAGES, NOT EXPRESSLY LIMITED OR EXCLUDED IN THIS AGREEMENT, FOR ANY MATTER RELATING TO OR ARISING OUT OF A BREACH OF THIS AGREEMENT THAT ANY PARTY HERETO SHALL BE OBLIGATED TO PAY TO ANOTHER PARTY HERETO SHALL NOT EXCEED AN AMOUNT EQUAL TO THE ACTUAL, DIRECT LOSSES OR DAMAGES SUSTAINED BY SUCH PARTY FOR SUCH MATTER.

37. This grant may be executed in counterparts. Signatures on separate originals shall constitute and be of the same effect as signatures on the same original. Electronic and faxed signatures shall constitute original signatures.

38. The following Sections shall survive for a period of three years following the expiration or termination of this Agreement: 5, 7, 8, 13, 14, 16, 17, 18, 25, 28, 34, 35, and 36; provided, however, that Grantee’s liability for any environmental damages as set forth in Section 14 and Grantee’s obligation under Section 13 to indemnify Grantor for such environmental damages shall survive the expiration or termination of this Agreement without limit.

Exhibit E2 - 10

39. The Parties covenant and agree to execute such other and further instruments and documents as are necessary or convenient to effectuate and carry out the purpose of this Agreement, including a Memorandum of Agreement to be filed in the records of Buchanan County, Virginia.

IN WITNESS WHEREOF, this Agreement is executed by the Parties hereto as of the dates of their respective acknowledgements but is effective as of the first date mentioned hereinabove.

CNX GAS COMPANY LLC	GEOMET OPERATING COMPANY, INC.

Name:	Name: J. Darby Seré
Title:	Title: President

Exhibit E2 - 11

EXHIBIT F

to that certain

Settlement, Release and Confidentiality Agreement

by and between CONSOL Energy Inc. et al., and

GeoMet, Inc. et al.

dated April 16, 2010

Administrative Proceedings

•

ICCC, CNX Gas and GeoMet have taken appeals from Decisions and Orders of the Virginia Gas and Oil Board (hereinafter “Board”) on appeals taken to the Board from Decisions of the Director of the Division of Gas and Oil (hereinafter “DGO”).

•	ICCC, CNX Gas and GeoMet have also taken appeals from Decisions and Orders of the Board which addressed matters first heard and determined by the Board and which did not originate before the DGO.

Tazewell County

•

GeoMet, Inc., GeoMet Operating Company, Inc. and GeoMet Gathering Company, LLC, Plaintiffs v. CNX Gas Company LLC and Island Creek Coal Company, Defendants, Case No. CL07000065-00, Circuit Court Tazewell County, Virginia, filed February 14, 2007.

Washington County

•	GeoMet Operating Company Inc. v. Virginia Department of Mines, Minerals and Energy, et al. CL08002141-00 filed October 7, 2008

Buchanan County

•	GeoMet Operating Company, Inc. and Pocahontas Mining Limited Liability Company, Plaint v. CNX Gas Company, L.L.C., Defendant, Case No. 337-06, Circuit Court of Buchanan County, filed May 26, 2006

•	GeoMet Operating Company, Inc. v. Virginia Department of Mines, Minerals and Energy and CNX Gas Company LLC, Case No. 485-06, Circuit Court of Buchanan County, Virginia, filed August 24, 2006.

•

CNX Gas Company, LLC. v. Jason Poulos, et al. CL07000318-07, consolidating the following cases: 3 19-07, 320-07, 321-07, 322-07, 323-07, 324-07, 325-07, 326-07, 327-07, 328-07, 329-07, 330-07, 33 1-07, 332-07, 333-07, 33407, 335-07, 336-07, 337-07, 33 8-07, 3 39-07, 340-07, 34 1-07, 342-07, 343-07, 344-07, and 345-07

•	CNX Gas Company, LLC v. Virginia Gas and Oil Board et al., CL0800504-00, Court of Buchanan County, Virginia, filed August 28, 2008, appealing VGOB Order 06-121- 1844, Unit F-44.

•	CNX Gas Company, LLC v. Virginia Gas and Oil Board, et al., CL0800505-00 Court of Buchanan County, Virginia, filed August 28, 2008 appealing VGOB 06-1219-1 843, Unit B-52.

Exhibit E2 - 1

•	CNX Gas Company, LLC v. Virginia Gas and Oil Board, et al., CL0800506-00 Court of Buchanan County, Virginia, filed August 28, 2008, appealing VGOB Order 06-1219- 1845, Unit E-44.

•	CNX Gas Company, LLC v. Virginia Gas and Oil Board, et al., CL0800507-00 Court of Buchanan County, Virginia, filed August 28, 2008, appealing VGOB Order 06-12 19- 1850, Unit D-38.

•	GeoMet Operating Company, Inc. v. Virginia Department of Mines, Minerals and Energy and Island Creek Coal Company, CL09000037-00, Circuit Court of Buchanan County, Virginia, filed January 15, 2009.

West Virginia Public Service Commission

•	GeoMet, Inc. v. Cardinal States Gathering Company, West Virginia Public Service Commission, Case No. 08-1691-GT-C, filed October 1, 2008.

Exhibit E2 - 2

EXHIBIT G

to that certain

Settlement, Release and Confidentiality Agreement by and between

CONSOL Energy Inc. et al., and

GeoMet, Inc. et al.

dated April 16, 2010

Exhibit G - 1

VIRGINIA:

IN THE CIRCUIT COURT OF BUCHANAN COUNTY

GEOMET OPERATING COMPANY, INC.	)
)
Appellant,	)
)
VS.	)	CASE NO. O9-O3
)
COMMONWEALTH OF VIRGINIA,	)
DEPARTMENT OF MINES, MINERALS	)
AND ENERGY, DIVISION OF GAS AND OIL,	)
)
and	)
)
ISLAND CI COAL COMPANY,	)
)
and	)
)
LBR HOLDINGS, LLC,	)
)
Appellees.	)

FINAL ORDER

On this day came the parties, by counsel, pursuant to the permit applications filed by GeoMet Operating Company, Inc., in connection with well work permits for wells within Units D-35, D-36, D-37, E-34, E-35, and E-36 which are located within the Oakwood Coalbed Methane Field; upon the decision of the Director of the Virginia Department of Mines, Minerals, and Energy Division of Gas an Oil; the appeal of GeoMet Operating Company of the denial of the permits to the Virginia Gas and Oil Board; upon the decision of the Virginia Gas and Oil Board denying the subject permits by Order in re Virginia Gas and Oil Board Docket No. VGOB 08-0617-2260; upon the Notice of Appeal and Petition for Appeal to this Court filed by GeoMet Operating Company and the timely filing of Responses thereto by all parties respondent; and upon the representation of the parties hereto that matters in controversy regarding Units D-36, D-37, E-34, E-35, and E-36 have been settled.

Exhibit G - 2

UPON CONSIDERATION HEREOF, the Court finds that it has jurisdiction of the parties and subject matter hereto; and

The Court finds that the parties to this action have resolved the outstanding issues concerning the appeals by GeoMet Operating Company pertaining to Units D-36, D-37, E-34, E-35 and E-36, leaving Unit D-35 as the only matter still in controversy. It is therefore

ADJUDGED, ORDERED and DECREED that the appeals of Units D-36, D-37, E-34, E-35 and E-36 be and hereby are dismissed with prejudice from this Court’s docket; and, it is

ADJUDGED, ORDERED and DECREED that each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action;

ADJUDGED, ORDERED and DECREED that the Clerk is to continue this cause on the docket; and, it is further

ADJUDGED, ORDERED and DECREED that an attested copy of this Order be forwarded to all counsel of record.

ENTER this ORDER this              day of                             , 2009.

S.T. Mullins, Esq.

Pebbles L. Deel, Esq.

STREET LAW FIRM, LLP

P.O. Box 2100

Grundy, VA 24614

Telephone: (276) 935-2128

Facsimile: (276) 935-4162

Counsel for GeoMet Operating Company, Inc.

Exhibit G - 3

Mark A. Swartz, Esq.

SWARTZ LAW OFFICES PLLC

P.O. Box 1808

St. Albans, WV 25177-1808

Telephone: (304) 729-9000

Facsimile: (304) 729-0099

Counsel for Island Creek Coal Company

A. George Mason, Jr., Esq.

A. GEORGE MASON, JR. PSC

841 Corporate Dr., Suite 203

Lexington, Kentucky 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Counsel for LBR Holding, LLC

Sharon M.B. Pigeon, Esq.

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, VA 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines,

Minerals, and Energy (Division of Gas and Oil),

And George P. Willis, Director

Virginia Department of Mines, Minerals, and Energy

Exhibit G - 4

VIRGINIA:

IN THE CIRCUIT COURT OF BUCHANAN COUNTY

GEOMET OPERATING COMPANY, INC.	)
)
Appellant,	)
)
VS.	)	CASE NO. O9-O3
)
COMMONWEALTH OF VIRGINIA,	)
DEPARTMENT OF MINES, MINERALS	)
AND ENERGY, DIVISION OF GAS AND OIL,	)
)
and	)
)
ISLAND CI COAL COMPANY,	)
)
and	)
)
LBR HOLDINGS, LLC,	)
)
Appellees.	)

FINAL ORDER

On this day came the parties, by counsel, pursuant to the permit applications filed by GeoMet Operating Company, Inc., in connection with well work permits for wells within Unit ZZZ-41 which is located within the Oakwood Coalbed Methane Field; upon the decision of the Director of the Virginia Department of Mines, Minerals and Energy Division of Gas and Oil; the appeal of Island Creek Coal Company on the issued permit to the Virginia Gas and Oil Board; upon the decision of the Virginia Gas and Oil Board denying the subject permit by Order in re Virginia Gas and Oil Board Docket No. VGOB 08-0617-2261; upon the Notice of Appeal and Petition for Appeal to this Court filed by GeoMet Operating Company and the timely filing of Responses thereto by all parties respondent; and upon the representation of the parties hereto that all matters in controversy have been settled.

Exhibit G - 5

WHEREUPON, the Court finds that it has jurisdiction of the parties and subject matter hereto and that the parties to this action have resolved all outstanding issues concerning this appeal by GeoMet Operating Company. It is therefore

ADJUDGED, ORDERED and DECREED that these matters be and hereby are dismissed with prejudice front this Court’s docket; and, it is

ADJUDGED, ORDERED and DECREED that each party shall bear its o costs and attorneys’ fees incurred iii the prosecution and/or defense of the above entitled action;

ADJUDGED, ORDERED and DECREED that the Clerk is to strike these matters from this Court’s docket and file each among the ended causes; and it is further

ADJUDGED, ORDERED and DECREED that an attested copy of’ this Order be forwarded to all counsel of record.

ENTER this ORDER this              day of                                 , 2009.

JUDGE

S. T. Mullins, Esq.

Pebbles L. Deel, Esq.

STREET LAW FIRM, LLP

P.O. Box 2100

Grundy, VA 24614

Telephone: (276) 935-2128

Facsimile: (276) 935-4162

Counsel for GeoMet Operating Company. Inc.

Exhibit G - 6

Mark A. Swartz, Esq.

SWARTZ LAW OFFICES PLLC

P.O. Box 1808

St. Albans, WV 25177-1808

Telephone: (304) 729-9000

Facsimile: (304) 729-0099

Counsel for Island Creek Coal Company

A. George Mason, Jr., Esq.

A. GEORGE MASON, JR. PSC

841 Corporate Dr., Suite 203

Lexington, Kentucky 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Counsel for LBR Holding, LLC

Sharon M.B. Pigeon, Esq.

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, VA 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines,

Minerals, and Energy (Division of Gas and Oil),

And George P. Willis, Director

Virginia Department of Mines, Minerals, and Energy

Exhibit G - 7

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN CNX GAS

COMPANY LLC,

Plaintiff,

v.	CASE NO. CL0800504-OO

VIRGINIA GAS AND OIL BOARD ET AL.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this              day of                     , 2010.

Circuit Court Judge

Exhibit G - 8

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

Jonathan T. Blank, Esquire

VSB No. 38487

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

(434) 977-2509

(434) 980-2258 (Facsimile)

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for CNX Gas Company LLC

Exhibit G - 9

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

A. George Mason, Esquire

841 Corporate Dr., Ste. 203

Lexington, KY 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Counsel for LBR Holdings

Exhibit G - 10

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF WASHINGTON

GEOMET OPERATING COMPANY, INC.,

Plaintiff,

V.

CASE NO. CL08002141-00

VIRGINIA DEPARTMENT OF MINES, MINERALS

AND ENERGY, ET AL.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this              day of                      2010.

Circuit Court Judge

Exhibit G - 11

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

David Altizer, Esquire

VSB No.

ALTIZER, WALK AND WHITE, PLLC

P.O. Box 30

Tazewell, Virginia 24651

(276) 988-7979

(276) 988-6707 (Facsimile)

Jonathan T. Blank, Esquire

VSB No. 38487

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

(434) 977-2509

(434) 980-2258 (Facsimile)

Exhibit G - 12

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for CNX Gas Company LLC

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

Exhibit G - 13

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN CNX GAS

COMPANY LLC,

Plaintiff,

v.	CASE NO. CL0800506-00

VIRGINIA GAS AND OIL BOARD ET AL.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this              day of                     , 2009.

Circuit Court Judge

Exhibit G - 14

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

Jonathan T. Blank, Esquire

VSB No. 38487

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

(434) 977-2509

(434) 980-2258 (Facsimile)

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for CNX Gas Company LLC

Exhibit G - 15

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

A. George Mason, Esquire

841 Corporate Dr., Ste. 203

Lexington, KY 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Counsel for LBR Holdings

Exhibit G - 16

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN

GEOMET OPERATING COMPANY,

INC. and POCAHONTAS MINING

COMPANY, LLC,

Plaintiffs,

v.	CASENO. 337-06

CNX GAS COMPANY LLC,

Defendant.

ORDER OF DISMISSAL WITH PREJUDICE

By Order dated May 23, 2007, this Court entered summary judgment in favor of CNX Gas Company, LLC (“CNX”) on its counterclaim for declaratory judgment, and denied the motion for summary judgment filed by GeoMet Operating Company, Inc. (“GeoMet”) and Pocahontas Mining Company, LLC (“PMC”) on Count I of their Complaint and by subsequent Order dated July 20, 2007, this Court certified this matter for interlocutory appeal to the Virginia Supreme Court, which appeal was granted. On September 12, 2008, the Supreme Court issued its opinion in this matter, reversing this Court’s prior order of May 23, 2007 and remanding the case to this Court for further action consistent with the principles expressed in the Supreme Court’s opinion.

Accordingly, this Court ORDERS and DECLARES that:

1. With respect to Defendant’s Counterclaim and Plaintiffs’ Count 1 of its First Amended Complaint, it adopts by reference the September 12, 2008 Opinion of the Virginia Supreme Court and the subsequent mandate, and hereby enters final judgment in accordance therewith;

Exhibit G - 17

2. Counts 2, 3 and 4 of the First Amended Complaint are non-suited without prejudice and Defendants’ Demurrers are mooted by this Order and the September 12, 2008, Opinion of the Virginia Supreme Court;

3. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action; and

4. Copy of this Order is to be forwarded by the Clerk of this Court to all counsel of record and that this matter be removed from the Court’s docket.

Enter this Order this     day of             ,2010.

Judge

WE ASK FOR THIS:

S.T. Mullins, Esq.

Benjamin A. Street, Esq.

STREET LAW FIRM, LLP

P.O. Box 2100

Grundy, Virginia 24614

Telephone (276) 935-2128

Telefax (276) 935-4162

J. Scott Sexton, Esquire

Gentry, Locke, Rakes & Moore LLP

P.O. Box 40013

Roanoke, Virginia 24022-0013

Telephone (540) 983-9300

Telefax (540) 983-9400

Donald R. Johnson, Esq.

Sugarloaf Crossing

1950 Electric Road

Roanoke, Virginia 24018-1621

Telephone (540) 989-3505

Telefax (540) 989-2077

Counsel for Plaintiff Pocahontas Mining Limited Liability Company

Exhibit G - 18

SEEN:

David Altizer, Esq.

ALTIZER, WALK AND WHITE, PLLC

P.O. Box 30

Tazewell, Virginia 24651

Telephone (276) 988-7979

Telefax (276) 988-6707

Counsel for CNX Gas Company, LLC

Jonathan T. Blank

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

Telephone (434) 977-2509

Telefax (434) 980-2258

Counsel for Defendant CNX Gas Company, LLC

Exhibit G - 19

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN CNX GAS

COMPANY LLC,

Plaintiff,

v.	CASE NO. CL0800507-00

VIRGINIA GAS AND OIL BOARD ET AL.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this      day of                     , 2010.

Circuit Court Judge

Exhibit G - 20

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

Jonathan T. Blank, Esquire

VSB No. 38487

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

(434) 977-2509

(434) 980-2258 (Facsimile)

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for CNX Gas Company LLC

Exhibit G - 21

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

A. George Mason, Esquire

841 Corporate Dr., Ste. 203

Lexington, KY 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Counsel for LBR Holdings

Exhibit G - 22

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF TAZEWELL

GEOMET, INC.,

GEOMET OPERATING COMPANY, INC.,

and

GEOMET GATHERING COMPANY, LLC,

Plaintiffs,

v.	CaseNo. CL07000065-OO

CNX GAS COMPANY LLC,

ISLAND CREEK COAL COMPANY,

CARDINAL STATES GATHERING COMPANY,

and

CONSOL ENERGY, INC.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this      day of                     , 2010.

Circuit Court Judge

Exhibit G - 23

We ask for the entry of this Order:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

R. Paul Yetter

YETTER, WARDEN & COLEMAN, LLP

Chase Tower

221 West 6 Street, Suite 750

Austin, TX 78701

(512) 533-0150

Fax: (512) 533-0120

Counsel for Plaintiffs

Jonathan T. Blank, Esquire (VSB No. 38487)

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

(434) 977-2509

(434) 980-2258 (Facsimile)

Exhibit G - 24

James H. Walsh (VSB No. 15113)

McGUIRE WOODS, LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

Telephone: (804) 775-4356

Facsimile: (804) 698-2200

David G. Altizer (VSB No. 14556)

Mandy C. Varney (VSB No. 68744)

ALTIZER, WALK and WHITE PLLC

P.O. Box 30

Tazewell, VA 24651

(276) 988-7979

Fax: (276) 988-6707

Counsel for Defendants

Exhibit G - 25

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN CNX GAS

COMPANY LLC,

Plaintiff,

v.	CASE NO. CL07000318-07

JASON POULOS, ET AL.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this      day of                     , 2010.

Circuit Court Judge

Exhibit G - 26

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for CNX Gas Company LLC

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

Exhibit G - 27

Frank Henderson

Appalachian Energy, Inc.

1096 Ole Berry Road, Suite 100

Abingdon, Virginia 24210

A. George Mason, Esquire

841 Corporate Dr., Ste. 203

Lexington, KY 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Exhibit G - 28

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN GEOMET

OPERATING COMPANY, INC.,

Plaintiffs,

v.	CASE NO. 485-06

VIRGINIA DEPARTMENT OF MINES, MINERALS AND

ENERGY

AND

CNX GAS COMPANY LLC,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this      day of                     , 2010.

Circuit Court Judge

Exhibit G - 29

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

R. Paul Yetter, Esquire (pro hac vice)

Edward C. Dawson, Esquire (pro hac vice)

Yetter, Warden & Coleman, LLP

909 Fannin Street, Suite 3600

Houston, Texas 77010

(713) 632-8000

(713) 632-8002 (Facsimile)

Counsel for GeoMet Operating Company, Inc.

Gregory N. Stillman, Esquire

VSB No. 14308

Hunton & Williams LLP

500 East Main Street, Suite 1000

Norfolk, Virginia 23510

(757) 640-5300

(757) 625-7720 (Facsimile)

Exhibit G - 30

Cassandra C. Collins, Esquire

VSB No. 30292

Kelly L. Faglioni, Esquire

VSB No. 34685

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

(804) 788-8218 (Facsimile)

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for Defendant

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

Exhibit G - 31

VIRGINIA: IN THE CIRCUIT COURT FOR THE COUNTY OF BUCHANAN CNX GAS

COMPANY LLC,

Plaintiff,

v.	CASE NO. CL0800505-00

VIRGINIA GAS AND OIL BOARD ET AL.,

Defendants.

ORDER OF DISMISSAL WITH PREJUDICE

This Court, upon consent of the parties, through their undersigned counsel, being informed that all maters in dispute have been settled between the parties, ORDERS, ADJUDGES and DECREES that this case is dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

The Clerk is ORDERED to send an attested copy to all counsel of record and place this matter among the ended causes.

ENTERED this      day of                     , 2010.

Circuit Court Judge

Exhibit G - 32

WE ASK FOR THIS:

J. Scott Sexton, Esquire (VSB No. 29284)

James J. O’Keeffe IV, Esquire (VSB No. 48620)

Gentry, Locke, Rakes & Moore LLP

800 SunTrust Plaza

P.O. Box 40013

Roanoke, Virginia 24022-0013

(540) 983-9300

(540) 983-9400 (Facsimile)

S. Thomas Mullins, Esquire (VSB No. 27572)

Benjamin A. Street, Esquire (VSB No. 41118)

Street Law Firm LLP

P.O. Box 2100

Grundy, Virginia 24614

(276) 936-2128

(276) 935-4162 (Facsimile)

Jonathan T. Blank, Esquire

VSB No. 38487

MCGUIRE WOODS LLP

Court Square Building

310 Fourth Street N.E., Suite 300

P.O. Box 45

Charlottesville, Virginia 24902

(434) 977-2509

(434) 980-2258 (Facsimile)

Mark A. Swartz, Esquire

VSB No. 35160

Swartz Law Office PLLC

PMB 210 2133 Upton Drive, Suite 126

Virginia Beach, Virginia 23454-1194

(757) 721-2666

Counsel for CNX Gas Company LLC

Exhibit G - 33

Sharon M.B. Pigeon, Esquire

Senior Assistant Attorney General of Virginia

Post Office Drawer 900

Big Stone Gap, Virginia 24219

Telephone: (276) 523-8168

Facsimile: (276) 523-8148

Counsel for Virginia Department of Mines, Minerals,

and Energy (Division of Gas and Oil),

and George P. Willis, Director,

Virginia Department of Mines, Minerals & Energy

A. George Mason, Esquire

841 Corporate Dr., Ste. 203

Lexington, KY 40503

Telephone: (859) 224-8277

Facsimile: (859) 296-2998

Exhibit G - 34

VIRGINIA:

IN THE CIRCUIT COURT OF BUCHANAN COUNTY

GEOMET OPERATING COMPANY, INC.	)
)
Appellant,	)
)
VS.	)	CASE NO. 06-624
)
COMMONWEALTH OF VIRGINIA,	)
DEPARTMENT OF MINES, MINERALS	)
AND ENERGY, DIVISION OF GAS AND OIL,	)
)
and	)
)
ISLAND CI COAL COMPANY,	)
)
and	)
)
LBR HOLDINGS, LLC,	)
)
Appellees.	)

FINAL ORDER

On this day came the parties, by counsel, pursuant to tile permit applications filed by GeoMet Operating Company, Inc., in connection with well work permits for wells within Unit B-43 which is located within the Oakwood Coalbed Methane Field; upon the decision of the Director of the Virginia Department of Mines, Minerals and Energy Division of Gas and Oil; the appeal of GeoMet Operating Company of the denial of the permit to the Virginia Gas and Oil Board; upon the decision of the Virginia Gas and Oil Board denying the subject permit by Order in re Virginia Gas mid Oil Board Docket No. VGOB 06-0815-1712; upon the Notice of Appeal and Petition for Appeal to this Court filed by GeoMet Operating Company and the timely filing of Responses thereto by all parties respondent; and upon the representation of the parties hereto that all matters in controversy have been settled.

Exhibit G - 35

WHEREUPON, the Court finds that it has jurisdiction of the parties and subject matter hereto and that the parties to this action have resolved all outstanding issues concerning this appeal by GeoMet Operating Company. It is therefore

ADJUDGED, ORDERED and DECREED that these matters be and hereby are dismissed with prejudice from this Court’s docket; and, it is

ADJUDGED, ORDERED and DECREED that each party shall hear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action;

ADJUDGED, ORDERED and DECREED that the Clerk is to strike these matters form this Court’s docket and file each among the ended causes; and, it is further

ADJUDGED, ORDERED and DECREED that an attested COPY of this Order be forwarded to all counsel of record.

JUDGE

S.T. Mullins, Esq.

Pebbles L. Deel, Esq.

STREET LAW FIRM, LLP

P.O. Box 2100

Grundy, VA 24614

Telephone: (276) 935-2128

Facsimile: (276) 935-4162

Counsel for GeoMet Operating Company. Inc.

Exhibit G - 36

PUBLIC SERVICE COMMISSION

OF WEST VIRGINIA

CHARLESTON

CASE NO. 08-1691-GT-C

GEOMET, INC.,

Complainant,

V.

CARDINAL STATES GATHERING COMPANY,

Defendant.

JOINT MOTION TO DISMISS CASE

AS SETTLED

COME NOW Complainant GeoMet, Inc. and Defendant Cardinal States Gathering Company and respectfully move the Commission to dismiss this complaint case as fully resolved, settled and compromised between them. Each party shall bear its own costs and attorneys’ fees incurred in the prosecution and/or defense of the above entitled action.

Respectfully Submitted,

GEOMET, INC. By Counsel

CARDINAL STATES GATHERING COMPANY By Counsel

Robert R. Rodecker, Esquire

300 Summers Street — Suite 1230

Post Office Box 3713

Charleston, West Virginia 25337

Counsel for GeoMet, Inc.

E. Dandridge McDonald, WVSB No. 2439

Todd W. Swanson, WVSB No. 10509

Exhibit G - 37

STEPTOE & JOHNSON PLLC

Post Office Box 1588

Charleston, West Virginia 25326

Counsel for Cardinal States Gathering Company

April     , 2010

Exhibit G - 38

CERTIFICATE OF SERVICE

I, E. Dandridge McDonald, one of the counsel for Cardinal States Gathering Company, do hereby certify that a copy of the foregoing Joint Motion to Dismiss Case as Settled has been served upon the following this      day of April 2010:

Wendy Braswell, Esquire

Public Service Commission of West Virginia

Post Office Box 812

Charleston, West Virginia 25323-0812

E. Dandridge McDonald, WVSB No. 2439

Exhibit G - 39

EXHIBIT H

to that certain

Settlement, Release and Confidentiality Agreement

by and between

CONSOL Energy Inc. et al., and

GeoMet, Inc. et al.

dated April 16, 2010

PARTIAL ASSIGNMENT OF FARMOUT AGREEMENT

THIS PARTIAL ASSIGNMENT of FARMOUT AGREEMENT (the “Assignment”) is made and entered into this      day of April 2010, by and between GeoMet, Inc., a Delaware corporation, with an office at 5336 Stadium Trace Parkway, Suite 206, Birmingham, Alabama 35244 (“Assignor”), and CNX Gas Company LLC, a Virginia limited liability company, with an office at 2481 John Nash Blvd., Bluefield, WV 24701 (“Assignee”) and EQT Production Company (formerly known as Equitable Production Company), a Pennsylvania corporation, with an office at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 (“EQT”).

WHEREAS, EQT is the holder and owner of certain Oil, Gas and Mineral Leases set out in Exhibit “A”, attached hereto and made a part hereof for all purposes, (the “Lands”); and

WHEREAS, Assignor, as Farmee, and EQT, as Farmor, have entered into a certain unrecorded Farmout Agreement dated the 16th day of August, 2004, covering the Lands, as subsequently amended by Amendment of Farmout Agreement dated January 15, 2010 (the “Farmout Agreement”); and

WHEREAS, Assignor, Assignee, and EQT have agreed to an assignment of certain of Assignor’s rights, obligations and duties under the Farmout Agreement to Assignee;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, does hereby BARGAIN, GRANT, ASSIGN, AND CONVEY unto Assignee, all of Assignor’s right, title and interest in and to the Lands and the Farmout Agreement INSOFAR AND ONLY INSOFAR as the Farmout Agreement and the Lands pertain to acreage located within the following units located in Buchanan County, Virginia and covering 708 acres, more or less: A3l, A32, A33, B32, B33, B40, B41, B42, B52, C33, C39, C49, C50, D32, D47, E32, E38, F32, F46, G37, G38, G45, YYY32, YYY33, ZZZ31, ZZZ32, ZZZ33 and ZZZ34 (collectively, the “CNX Units”), and as shown on the attached Map of Lands attached hereto as Exhibit “B” subject to the terms and conditions contained in the Farmout Agreement as modified below:

1. Although wells drilled and completed by Assignee on the CNX Units in accordance with the Farmout Agreement will be “Earning Wells” as contemplated in the Farmout Agreement, and will entitle Assignee to an Assignment of Operating Rights from EQT in the form attached hereto as Exhibit A, such wells will not count toward the Subsequent Well drilling obligations under Paragraph 3(B)(l) of the Farmout Agreement. The acreage applicable

Exhibit H - 1

to an Assignment of Earned Operating Rights for a well drilled on a CNX Unit shall be counted as Earned Acreage under the Virginia Lease (as defined in the Farmout Agreement) and thus serve as a credit to reduce the amount of delay rentals due under the Virginia Lease.

2. The parties agree that Section 7(B) of the Farmout Agreement does not apply to any well drilled by Assignee on the CNX Units and thus EQT may not elect to participate in any well drilled by Assignee on the CNX Units for up to a thirty percent working interest in lieu of reserving the Overriding Royalty Interest.

3. Assignor retains overall responsibility for ensuring that all obligations under the Farmout Agreement and leases for the Lands are fully met, including without limitation, responsibility for payment of all delay rentals, royalties, shut-in and other payments due; however, to the extent mutually acceptable to EQT, Assignee may work directly with EQT for all matters relating to the CNX Units which relate to: (a) lease burden payments to lessors and overriding royalty payments to EQT arising from the CNX Units under the Farmout Agreement; (b) notice and information to be given to EQT under the Agreement regarding the CNX Units; and (c) other administrative requirements of the Farmout Agreement relating to the CNX Units. In any event, nothing herein shall diminish or excuse Assignor’s liabilities and obligations under the Farmout Agreement should Assignee fall to comply with any such matters nor diminish or excuse Assignee’s liabilities and obligations to comply with all of the terms and conditions of the Farmout Agreement except as expressly stated herein. Without limiting the foregoing, Assignor retains the responsibility for ensuring that all terms with respect to the drilling requirements set forth in Section 3(B)(l) are met; and the parties agree that in the event such terms are not met, Assignee shall have no liability whatsoever to Assignor and Assignor shall not have and shall not assert any Claim (as defined below) against Assignee with respect to failure to meet such drilling requirements including any Claim relating to forfeiture of Assignor’s rights under the Farmout Agreement for failure to meet such drilling requirements.

4. A default by Assignor or Assignee not timely cured under Paragraph 3(B) or 14 of the Farmout Agreement, including a default by Assignor or Assignee that results in termination of the Virginia Lease, shall result in automatic termination of future drilling rights under this Assignment for any CNX Units for which Operating Rights have not been earned on the Virginia Lease at the time of default. EQT’s remedies under the Farmout Agreement for a default by Assignor or Assignee shall not extend to the taking over the operation of any well drilled on a CNX Unit, but shall otherwise remain unchanged.

5. Assignor shall retain all obligations, if any, to pay any override or other burden (the “Akers Override”) that may arise from the Consulting Agreement between GeoMet, Inc., GeoMet Operating Company, Inc., and James W. Akers dated May 24, 2000 or other similar agreement.

6. Assignee agrees to cause payment of the Overriding Royalty Interest to EQT for the wells previously drilled by Assignee on Unit C-50. Assignor agrees to cause payment for the Overriding Royalty Interest to EQT for the wells drilled by Assignee and participated in by Assignor on Unit B-51 and Unit G-39. Upon payment of the Overriding Royalty Interest for Unit C-50 by Assignee to EQT for the period prior to the date hereof, EQT will execute and deliver to

Exhibit H - 2

Assignee, within thirty days of EQT’ s receipt of a written request from Assignee, an Agreement and Assignment of Operating Rights covering the Well Unit and the well previously drilled by Assignee thereon for Unit C-50. Upon payment of the Overriding Royalty Interest for Unit B-5 1 and Unit G-39 by Assignor to EQT for the period prior to the date hereof, EQT will execute and deliver to Assignor, within 30 days of EQT’s receipt of written request from Assignor, an Agreement and Assignment of Operating Rights covering the Well Units and the Wells previously drilled by Assignee and participated in by Assignor thereon for Unit B-5 1 and Unit G 39.

7. In the event hereunder the Assignor proposes drilling and completion of a Subsequent Well, or the Assignee proposes drilling and completion of an Earning Well, in accordance with the Farmout Agreement, as amended, the following provisions of Section 7 shall not apply; otherwise

In the event of any request, notice or order of pooling (“Pooling Notice”) from any operator affecting any portion of the Lands to form a drilling unit (“Proposed Drilling Unit”) with other interests or tracts, the parties agree that Assignor or Assignee shall have the first right to elect participation as follows:

(a) EQT shall be immediately provided with a copy of all such Pooling Notices received by Assignor and Assignee. EQT, within three (3) business days of receipt of such Pooling Notices from third parties, shall provide a copy to Assignor for the affected Lands in the Proposed Drilling Unit, or as applicable to Assignee, to the extent the Pooling Notice affects Lands within the CNX Units.

(b) No less than ten (10) business days before the date an election is required under such Pooling Notices, EQT shall be notified by Assignor or Assignee, as applicable, whether it will elect by written notice to the operator, with a copy to EQT, to be the participating working interest owner for the affected Lands in the Proposed Drilling Unit.

(c) Any and all elections by Assignor and/or Assignee to so participate in a Proposed Drilling Unit shall be subject to its payment of the Overriding Royalty Interest to EQT, or in the case of Assignor, subject to EQT’s right to participate for a thirty percent (30%) working interest, proportionately reduced by the affected Lands percentage of the Proposed Drilling Unit, in lieu of the Overriding Royalty Interest.

(d) If Assignor and/or Assignee do not give EQT written notice to elect to so participate at least ten (10) business days before the date the election is required as described in (b) above, then EQT shall have the sole and exclusive right to elect participation in the Proposed Drilling Unit on any carried or other basis it may choose, and Assignor and Assignee shall be deemed to have waived, transferred and released any right to participate to EQT in the Proposed Drilling Unit as to the affected Lands.

Exhibit H - 3

Provided however, notwithstanding items (a) through (1) above, with regard to Appalachian Energy, Inc. (“AEI”) as operator affecting Lands within the E38, F32, G37 and 038 CNX Units, CNX assures and represents to EQT that the terms of the Farmout Agreement, as amended, will be honored by CNX or a joint venture partner of CNX, including but not limited to AEI.

8. Assignee agrees to simultaneously provide a copy to Assignor of each request for an Assignment of Operating Rights submitted to EQT for execution.

This Assignment is made by Assignor without warranty of title, either express or implied, except as to the claims of all persons claiming or to claim the same or any part thereof by, through or under Assignor, but with full subrogation and substitution in and to all actions in warranty.

From and after the Effective Date, Assignee agrees to fully defend, protect, indemnify and hold harmless Assignor, its officers, members, managers, directors, subsidiaries, affiliates, parents, successors and assigns, collectively and individually ,and EQT from and against each and every claim, demand, action, cause of action, or lawsuit, of every kind and character, including but not limited to pollution and environmental claims arising out of or incident to or in connection with operations and any liability, cost, expense, damage or loss, including court costs and attorney fees (collectively “Claims”) that may be asserted against Assignor or Assignee or EQT by any third party, including Assignees employees and agents, arising from or on account of any operations conducted by Assignee, or for the benefit of Assignee under this Assignment or which might arise out of any breach or violation of any of the terms and provisions of the Farmout Agreement or the Lease; provided, however Assignor shall not indemnify Assignee for any Claims relating in any manner to the failure to meet drilling requirements under the Farmout Agreement.

Assignor agrees to filly defend, protect, indemnify and hold harmless Assignee, its officers, members, managers, directors, subsidiaries, affiliates, parents, successors and assigns, collectively and individually, and EQT from and against each and every Claim (as defined above) that may be asserted against Assignor or Assignee or EQT by any third party, including Assignor’s employees and agents, arising from or on account of any operations conducted, whether before or after the Effective Date, by Assignor or for the benefit of Assignor under the Farmout Agreement or this Assignment or, which might arise out of any breach or violation of any of the terms and provisions of the Farmout Agreement or this Assignment or which might arise out of Assignor’s or other parties’ operations prior to or after the effective date.

Capitalized terms used herein, but to defined, shall have the same meaning as given them in the Farmout Agreement. The parties agree to execute such other and further instruments and documents as are necessary or convenient to effectuate and carry out the purpose of this Assignment, including a Memorandum of Agreement to be filed in the records of Buchanan County, Virginia. This Assignment may be executed in counterparts. Signatures on separate originals shall constitute and be of the same effect as signatures on the same original. Electronic and faxed signatures shall constitute original signatures.

Exhibit H - 4

IN WITNESS WHEREOF, this Assignment is executed by the parties hereto as of the dates of their respective acknowledgements but is effective as of the first date mentioned hereinabove.

GEOMET, INC.	CNX GAS COMPANY LLC

Name: J. Darby Seré	Name:
Title: President	Title:

EQT PRODUCTION COMPANY HEREBY ACKNOWLEDGES TILE PARTIAL ASSIGNMENT OF RIGHTS UNDER TILE FARMOUT AGREEMENT AND AGREES TO THE MODIFICATIONS AS STATED HEREINABOVE, SUBJECT TO THE AGREEMENT OF ASSIGNOR AND ASSIGNEE TO COMPLY WITH THE TERMS HEREOF AND OF THE FARMOUT AGREEMENT.

EQT PRODUCTION COMPANY

Name:_____________________________________
Title:______________________________________

Exhibit H - 5

EXHIBIT I

to that certain

Settlement, Release and Confidentiality Agreement by and between

CONSOL Energy Inc. et al., and

GeoMet, Inc. et al.

dated April 16, 2010

Exhibit I - 1

AMENDMENT OF FARMOUT AGREEMENT

THIS AMENDMENT of FAR1 AGREEMENT (the “Amendment”) is made and entered into this 15th day of January 2010, by and between EQT Production Company (formerly known as Equitable Production Company), a Pennsylvania corporation, with an office at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 (“FARMOR”) and GeoMet, Inc., a Delaware corporation, with an office at 5336 Stadium Trace Parkway, Suite 206, Birmingham, Alabama 35244 (“FARMEE”).

WITNESSETH

WHEREAS, FARMOR and FARMEE have entered into that certain Farmout Agreement dated August 16, 2004, covering certain lands in McDowell County, State of West Virginia and Buchanan County, Commonwealth of Virginia, (the “Agreement”) and FARMOR and FARMEE now desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises, the payment of Ten Dollars ($10.00) by FARMEE to FARMOR, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is now and hereby agreed, that the Agreement is amended as follows:

1. Paragraph 3, FARMOUT WELLS, Section B, Subsequent Wells, subsection (1) is hereby deleted in its entirety and replaced with the following:

“(1) Notwithstanding anything contained herein elsewhere, from the date of this Amendment, FARMEE agrees that the Minimum Subsequent Wells to be drilled under the Agreement shall be (a) three wells prior to January 31, 2010 (b) five wells in the period between January 31, 2010 and August 16, 2010; (c) 26 wells in the twelve months between August 16, 2010 and August 15, 2011; (d) 26 wells in the twelve months between August 16, 2011 and August 15, 2012; and (e) 20 wells in the period between August 16, 2012 and January 31, 2013; provided that at all times the annual minimum drilling obligation of each lease has been met for a given lease year. Any Wells drilled by FARMEE in excess of the minimum number in any period will be credited toward the next period’s drilling commitment.”

2. Paragraph 3, FARMOUT WELLS, Section B, Subsequent Wells, subsection (6) is hereby deleted in its entirety and replaced with the following:

“(6) A failure of FARMEE to meet the drilling requirements contained herein, or a default by FARMEE not timely cured under Paragraph 14 of this Agreement, shall result in automatic termination and a forfeiture of all of FARMEE’S future drilling rights under the Agreement. If FARMEE’s failure to meet the drilling requirements contained herein

Exhibit I - 2

causes the termination of future drilling rights under FARMOR’s Lease 245280.01 (the “Virginia Lease”), FARMEE shall upon written demand relinquish to FARMOR the Operating Rights earned by FARMEE under the Agreement for all Subsequent Wells, regardless when drilled, by FARMEE on the Virginia Lease.”

3. Paragraph 4, TERM OF THE FARMOUT AGREEMENT, Section A is hereby deleted in its entirety and is replaced with the following: “This Agreement as amended shall be in effect until this Agreement terminates by default as a consequence of FARMEE’s failure to meet the drilling commitments or other obligations contained herein or until its expiration on January 31, 2013, whichever occurs first; or.”

4. Paragraph 7, RESERVED OVERRIDING ROYALTY, is hereby amended by lettering the existing Paragraph 7 as paragraph 7(A) and adding the following paragraph as paragraph 7(B):

“(B) For each Subsequent Well drilled hereunder after the date of this Amendment, FARMOR shall have an option to either reserve an Overriding Royalty Interest as set forth in Section 7(A), or to elect up to a thirty percent (30%) working interest in the Operating Rights to be earned by such well, such working interest to be proportionately reduced if the well unit encompasses acreage not subject to the Agreement. FARMOR may exercise such right by written notice to FARMEE within thirty (30) days after receipt of an Authority for Expenditure prepared by FARMEE for the purpose of estimating the costs to be incurred in the drilling and completion of the proposed well (an “AFE”). FARMEE may send FARMOR notices containing AFE’s for no more than five separate wells at one time and FARMOR may separately elect as to each well in the notices. In the event that FARMOR elects to participate with a working interest in a Subsequent Well pursuant to this paragraph: (a) FARMEE shall be entitled to receive at least a seventy percent (70%) proportionately reduced interest in the Operating Rights earned by such well and FARMOR shall not be entitled to the Reserved Overriding Royalty Interest in such well; and (b) FARMOR and FARMEE will promptly enter into a joint operating agreement similar in form to the operating agreements in effect between the parties for the Rogers #545 and the #191 Wells. FARMEE shall be responsible for preparation of such operating agreement. Additionally, in the event any Subsequent Well is the initial well in a Drilling or Well Unit and FARMOR elects to participate in the same with less than a thirty percent (3 0%) working interest as set forth in this Paragraph 7(B), FARMOR and FARMEE will enter into a mutually acceptable agreement, prior to the drilling of such initial Subsequent Well for the Drilling or Well Unit, setting forth the percentage of Overriding Royalty Interest which FARMOR may elect, in accordance with Paragraph I 9.Q below, in any additional wells, if any, drilled by FARMEE in said Drilling or Well Unit

Exhibit I - 3

5. Paragraph 13 NOTICES AND WELL INFORMATION, Subsection B, General Notices, is hereby amended as follows:

FARMOR:

EQT Production Company

Attention: Land Administration, Contracts Manager

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222-3111

Phone: 412-395-2062

Fax:

FARMEE:

GeoMet, Inc.

Attention: Land Manager

5336 Stadium Trace Parkway, Suite 206

Birmingham, Alabama 35244

Phone: 205-425-3855

Fax: 205-425-4711

6. In order to conform Paragraph 14 DEFAULT BY FARMEE, with the change to Paragraph 3(B)(6) above, the following shall be added to the end of the first paragraph: “;provided however, if FARMEE’s failure to meet the drilling requirements contained herein causes the termination of future drilling rights under the Virginia Lease, FARMEE shall upon written demand relinquish to FARMOR the Subsequent Wells and the Operating Rights earned by FARMEE under the Agreement for all such Subsequent Wells, regardless when drilled, by FARMEE on the Virginia Lease”.

In addition, the following exception shall be added to the end of the last sentence of the second paragraph of Paragraph 14: “; provided however, if FARMEE’s failure to meet the drilling requirements contained herein causes the termination of future drilling rights under the Virginia Lease, FARMEE shall upon demand relinquish to FARMOR the Subsequent Wells and the Operating Rights earned by FARMEE under the Agreement for all such Subsequent Wells, regardless when drilled, by FARMEE on the Virginia Lease without compensation to FARMEE,”

7. Paragraph 19 Section B, CONSENT TO STIMULATE, is hereby deleted in its entirety as of and after the date of this Amendment.

8. Paragraph 19 is hereby amended to add the following additional subsection at the end thereof:

Q. For a ten (10) year period from the effective date of this Amendment (10 Year Period), subject to the Virginia Lease permitting such right, once FARMEE earns the Operating Rights to the area within a Drilling or Well Unit, as the term is defined and used in the Agreement and Exhibit E to the Agreement, and the Virginia Lease, FARMEE shall have the right to drill additional wells on the acreage included in such

Exhibit I - 4

Drilling or Well Unit, and production from any well drilled by FARMEE or a successor or assign of FARMEE on a Drilling or Well Unit will serve to hold the acreage under such Drilling or Well Unit. Paragraph 8 of the Agreement, “Abandonment of Wells”, does not apply to any well on a Drilling or Well Unit on which a producing well is also located, provided the foregoing shall not diminish FARMEE’s obligation for the proper plugging and abandonment of its wells in accordance with the Virginia Lease and applicable law. Any such additional well will not be counted towards the Minimum Subsequent Well requirements as set forth in paragraph 3 above. if FARMOR elected to receive an ORRI, pursuant to the provisions set forth in paragraphs 7(A) and 7(B) above, in the initial Subsequent Well of such Drilling or Well Unit, FARMOR’s interest in each such additional well in such Drilling or Well Unit shall he the same as FARM OR elected for such initial Subsequent Well, If FARMOR elected to participate with a Working Interest, pursuant to the provisions set forth in paragraphs 7(A) and 7(B) above, in the initial Subsequent well of such Drilling or Well Unit, then each such additional well drilled on said Drilling or Well Unit shall also be subject to FARMOR’s ORRI or Working Interest election as per the provisions set forth in paragraphs 7(A) and 7(B). Should FARMOR elect an ORRI, per the provisions of paragraphs 7(A) and 7(B), in any such additional well drilled on said Drilling or Well Unit, FARMOR and FARMEE agree to enter into a mutually acceptable assignment of operating rights form, whereby FARMOR will assign to FARMEE, FARMOR’s Working Interest in the wellbore of such additional well, reserving and excepting therefrom an ORRI in such wellbore as set forth paragraph 7(A) or, in the event FARMOR elected to participate with less than a thirty percent (30%) Working Interest in the initial Subsequent Well on the Drilling or Well Unit, then the ORRI reserved in any additional well drilled shall be as mutually agreed in accordance with the provisions of Paragraph 7(B).

No earlier than 12 months before the expiration of the 10 Year Period, FARMEE may submit to FARMOR a proposed development plan for the remaining undrilled additional well locations, if any, within Drilling or Well Units for which FARMEE has earned Assignments of Operating Rights pursuant to this Agreement. Following receipt and review of such plan, as and if mutually agreed by FARMOR and FARMEE in their sole discretion that such plan is mutually desirable with respect to the Virginia Lease and can be accomplished in a timely manner, FARMOR and FARMEE may agree to enter into a mutually agreeable extension of the 10 Year Period on or before said expiration.

9. Exhibit E, Form of Agreement and Assignment of Operating Rights, is hereby amended as set forth on Exhibit “A” attached hereto. FARMOR and FARMEE agree to execute an amended Agreement and Assignment of Operating Rights in the form attached hereto as Exhibit “A” for each of the 13 wells that FARMEE has drilled on the Virginia Lease for which FARMEE has received an Agreement and Assignment of Operating Rights.

10. This Amendment shall become effective and binding, contingent upon FARMEE confirming that it has spudded at least three (3) new wells before January 31, 2010, to satisfy the minimum requirement of the Virginia Lease.

Exhibit I - 5

FARMOR and FARMEE acknowledge that the Agreement, as amended herein, is valid and in full force and effect.

This Amendment of Farmout Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

EXECUTED to be effective as of the day and year first above set forth.

EQT PRODUCTION COMPANY	GEOMET, INC.

Name:	Name: J. Darby Seré
Title:	Title: President and Chief Executive Officer

Exhibit I - 6

Fon Rogers, II, Manager

EXHIBIT J

to that certain

Settlement, Release and Confidentiality Agreement

by and between

CONSUL Energy Inc. et al., and

GeoMet, Inc. et al.

dated April 16, 2010

[CNX LETTERHEAD]

April             , 2010

Fon Rogers, II, Manager

LBR Holdings, LLC

P.O. Box 22427

Lexington, KY 40522-2427

Re:	Letter Agreement Allowing CNX and GeoMet to Remain Upon Assigned Premises in Event of a Default by Lessee

Dear Mr. Rogers:

This Letter Agreement sets forth certain terms, conditions, and agreements between CNX Gas Company LLC (“CNX”), GeoMet, Inc. (“GeoMet”), EQT Production Company (“EQT”) and Fon Rogers, II, Manager, LBR Holdings, LLC (hereinafter “LBR”) related to that certain Coalbed Methane Lease (the “Lease”) dated February 1, 1999 by and between LBR as Lessor and Equitable Production Company as Lessee.

Fon Rogers, II, as Trustee of the Lon B. Rogers Bradshaw Trust No. 1 (“Trust No. 1”) and LBR entered into a Deed dated the 22nd day of December, 2003, wherein Trust No. 1 conveyed to LBR, effective January 1, 2004, all of its real estate interests in Buchanan County, Virginia, including, but not limited to, all coal, oil, gas, coalseam gas or coalbed methane gas, minerals of any kind and description and related surface rights related for the extraction and removal of the same.

Fon Rogers, II, as Trustee of the Lon B. Rogers Bradshaw Trust No. 2 (“Trust No. 2”) and LBR entered into a Deed dated the 22nd day of December, 2003, wherein Trust No. 2 conveyed to LBR, effective January 1, 2004, all of its real estate interests in Buchanan County, Virginia, including, but not limited to, all surface lands, coal, coalseam gas or coalbed methane gas, timber resources and minerals of any kind and description.

Equitable Production Company, now known as EQT, entered into a Farmout Agreement (the “Farmout”) dated August 16 2004, with GeoMet in which EQT agreed that GeoMet could enter upon the Lease and acquire certain operating rights under the Lease by drilling wells. Subsequently, EQT and GeoMet amended the Farmout pursuant to an Amendment of Farmout

Exhibit J - 1

Fon Rogers, II, Manager

Agreement dated January 15, 2010 and GeoMet, EQT and CNX agreed to a partial assignment of certain of GeoMet’s rights under the Farmout regarding the lands shown as CNX Units on Exhibit A (the “CNX Assigned Premises”). As a part of the partial assignment agreement between CNX, EQT and GeoMet, CNX requested that LBR represent to CNX that (i) the wells drilled by CNX would not be forfeited pursuant to paragraph 26 of the Lease if a default occurred and such default was not caused by CNX, and (ii) LBR would cooperate with CNX to obtain permits upon the Lease premises. Further, GeoMet would like the same assurance from LBR with respect to the wells drilled by GeoMet on the Lease. Consequently, CNX, GeoMet, EQT and LBR agree as set forth below.

LBR hereby agrees, if LBR exercises its rights under the Lease to re-enter the premises or any other rights under the Lease or remedies at law allowing LBR to take over the operation of the wells drilled under the terms of the Lease after providing EQT, as lessee, the required prior written notice and opportunity to cure an asserted default under the Lease: (a) so long as CNX, assuming CNX was acting in accordance with its agreements with the lessee as to the CNX Assigned Premises only, was not in default under the terms of the Lease as to its obligations related to the CNX Assigned Premises and the wells located thereon, that CNX will be permitted to continue operating the wells it has drilled upon the CNX Assigned Premises under the terms of the Lease as the assignee of certain operating rights to the Lease under the Farmout Agreement (and EQT will be permitted to continue as Lessee as to the CNX Assigned Premises in accordance with the Lease and its agreements with CNX); (b) so long as GeoMet, assuming GeoMet was acting in accordance its agreements with the lessee as to the GeoMet Earned Acreage, as such term is defined in the Lease, only, was not in default under the terms of the Lease as to its obligations related to the GeoMet Earned Acreage, and the wells located thereon, that GeoMet will be permitted to continue operating the wells it has drilled upon the GeoMet Earned Acreage under the terms of the Lease as the assignee of certain operating rights to the Lease under the Farmout Agreement (and EQT will be permitted to continue as Lessee as to the GeoMet Earned Acreage in accordance with the Lease and with its agreements with GeoMet). Further, the parties agree that under such circumstances in which LBR exercises its rights described in the preceding sentence, the parties shall execute such documents as CNX or (GeoMet or EQT reasonably requests in their discretion to evidence CNX’s or GeoMet’s continued operating rights under their agreements with the lessee under the Lease and to evidence LBR’s continued rights as Lessor under the Lease and EQT’s continued rights as Lessee, and (c) LBR will cooperate with CNX, GeoMet and EQT and thus will not arbitrarily withhold any consents necessary to obtain permits to drill wells upon the LBR Lease premises or arbitrarily object to any permit applications.

Except as provided herein above, CNX and GeoMet represent to LBR and EQT that nothing set forth in the Settlement, Release and Confidentiality Agreement will affect LBR or EQT, directly or indirectly, as to their respective rights as Lessor and Lessee under the Lease.

Exhibit J - 2

Fon Rogers, II, Manager

If you agree with the terms and conditions of this Letter Agreement, please execute four originals of this Letter Agreement and return one fully executed Letter Agreement to me at the address written above, and fully executed copies of this Letter Agreement to GeoMet and EQT.

Very truly yours,

William D. Gillenwater
Vice President - Land

ACCEPTED AND AGREED THIS
DAY OF , 2010

Fon Rogers, II, Manager
LBR Holdings, LLC

J. Darby Seré
President, GeoMet, Inc.

EQT Production Company
Name: ___________________________________
Title: ____________________________________

Exhibit J - 3

EXHIBIT K

to that certain

Settlement, Release and Confidentiality Agreement

by and between

CONSOL Energy Inc. et a!., and

GeoMet, Inc. et a!.

dated April 16, 2010

April             , 2010

Fon Rogers, II, Manager

LBR Holdings, LLC

P. 0. Box 22427

Lexington, KY 40522.2427

Re:	Settlement, Release and Confidentiality Agreement by and between CONSUL, et al, CNX, et al. and GeoMet et al.

Dear Mr. Rogers:

CONSOL ENERGY INC., ISLAND CREEK COAL COMPANY, and CONSOLIDATION COAL COMPANY (collectively, “CONSOL”) and CNX GAS CORPORATION, CNX GAS COMPANY LLC, and CARDINAL STATES GATHERING COMPANY (collectively, “CNX Gas”) and GEOMET, INC., GEOMET GATHERING COMPANY, LLC, and GEOMET OPERATING COMPANY, INC. (collectively, “GeoMet”) entered into a Settlement, Release and Confidentiality Agreement on April , 2010 (the “Settlement Agreement”). Pursuant to your request and as consideration for the assurances and agreement made by Fon Rogers, II, Manager, LBR Holdings, LLC (hereinafter “LBR”) related to that certain Coalbed Methane Lease (the “Lease”) dated February 1, 1999 by and between LBR as Lessor and Equitable Production Company as Lessee on even date herewith unto and with CNX Gas and GeoMet, GeoMet and CNX Gas make the following representations to LBR regarding the Settlement Agreement:

1) CONSOL granted to GeoMet consents to stimulate coal seams in accordance with the provisions of the Agreement for Conditional Consent to Stimulate dated contemporaneously herewith for the following units (the “GeoMet Units”) in Buchanan County, Virginia:

A34, 35, 36, 37, 40,41, 42, 43

B34, 35, 36, 39, 43, 44, 45, 46, 49, 50

C34, 35, 36, 37, 38, 43, 44, 45, 46, 47, 48

D33, 34, 35, 36, 37, 38, 43, 44, 45, 46

E33, 34, 35, 36, 37, 43, 44, 45, 46

F33, 34, 35, 36, 37, 38, 44, 45

Exhibit K - 1

WWW4O

XXX41, 42

YYY34, 35,36,37,41,42

ZZZ 35, 36, 37, 39, 40, 41

2) CONSOL will provide GeoMet with an executed Statement of No Objection for each location GeoMet proposes to drill in the GeoMet Units.

3) CONSOL, CNX Gas and GeoMet have executed orders dismissing all litigation between them pending in the Circuit Court of Buchanan County, Virginia, including all cases related to the Lease.

CNX GAS COMPANY LLC	GEOMET, INC.

By:	By:
Name:	Name:	J. Darby Seré
Title:	Title:	President

Exhibit K - 2